                                                                    EXHIBIT 10.2

                                   AGREEMENT

                     AND PLAN OF MERGER AND REORGANIZATION

                                  by and among

                            THE MILTON CAN COMPANY,

                   JAMES W. MILTON, (IN HIS OWN CAPACITY AND

                      AS AGENT FOR ALL THE STOCKHOLDERS),

                            MILTON ACQUISITION CORP.

                                      AND

                                BWAY CORPORATION



                                 March 21, 1996

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----


ARTICLE I
                      CERTAIN DEFINITIONS................................... 2


ARTICLE II
                      THE REORGANIZATION.................................... 8
                      2.1   Deposit......................................... 8
                      2.2   The Merger...................................... 8
                      2.3   The Surviving Corporation....................... 8
                      2.4   Conversion of Shares............................ 9
                      2.5   Delivery of Merger Consideration................ 9
                      2.6   Aggregate Merger Consideration................. 10
                      2.7   Merger Consideration Adjustment................ 10

ARTICLE III
                      THE CLOSING.......................................... 12
                      3.1   Time and Place of Closing...................... 12
                      3.2   Deliveries by the Company...................... 12
                      3.3   Deliveries by BWAY and Purchaser............... 13

ARTICLE IV
                      CONDITIONS TO THE COMPANY'S OBLIGATIONS.............. 14
                      4.1  Representations, Warranties and
                           Covenants....................................... 14
                      4.2  No Injunction................................... 14
                      4.3  Opinion of Counsel.............................. 14
                      4.4  Company Tax Opinion............................. 14
                      4.5  Certificates and Other Documents................ 15
                      4.6  Good Standing Certificates...................... 15
                      4.7  HSR Act......................................... 15
                      4.8  Employment Agreements........................... 15

ARTICLE V
                      CONDITIONS TO BWAY'S AND PURCHASER'S
                      OBLIGATIONS.......................................... 15
                      5.1  Representations, Warranties and
                           Covenants....................................... 15
                      5.2  Consents and Approvals.......................... 16

                      5.3  No Injunction................................... 16
                      5.4  Opinion of Counsel.............................. 16
                      5.5  Purchaser Tax Opinion........................... 16
                      5.6  Good Standing Certificates...................... 16
                      5.7  HSR Act......................................... 17
                      5.8  Title to Real Property.......................... 17
                      5.9  Lien Searches................................... 18
                      5.10 Due Diligence................................... 18
                      5.11 Material Adverse Change......................... 19
                      5.12 Certificates and Other Documents................ 19

ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF THE
                      STOCKHOLDERS......................................... 19
                      6.1  Authorization of Transaction.................... 20
                      6.2  No Conflicts.................................... 20
                      6.3  Broker's Fees................................... 20
                      6.4  Ownership....................................... 20
                      6.5  Investment...................................... 21
                      6.6  Continuity of Interest.......................... 21

ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES REGARDING THE
                      COMPANY.............................................. 21
                      7.1  Capital Stock of the Company.................... 21
                      7.2  Due Incorporation, Etc.......................... 22
                      7.3  Subsidiaries.................................... 22
                      7.4  Authorization, No Conflicts, Etc................ 22
                      7.5  Consents and Approvals.......................... 23
                      7.6  Absence of Violations........................... 23
                      7.7  Licenses and Permits............................ 24
                      7.8  Inventories..................................... 24
                      7.9  Books and Records............................... 24
                      7.10 Accounts Receivable............................. 24
                      7.11 Financial Statements............................ 24
                      7.12 Absence of Undisclosed Liabilities.............. 25
                      7.13 No Material Adverse Change...................... 25
                      7.14 Absence of Certain Developments................. 26
                      7.15 Customers....................................... 27
                      7.16 Insurance....................................... 27
                      7.17 Assets.......................................... 28
                      7.18 Material Contracts.............................. 28
                      7.19 Real Properties................................. 30
                      7.20 Tangible Personal Property...................... 31
                      7.21 Proprietary Rights.............................. 32
                      7.22 Litigation...................................... 33
                      7.23 Product Warranty................................ 33

                     7.24  Labor and Employment Matters.................... 33
                     7.25  ERISA........................................... 34
                     7.26  Environmental and Safety Matters................ 36
                     7.27  Indebtedness.................................... 39
                     7.28  Taxes........................................... 39
                     7.29  Brokers......................................... 40
                     7.30  Disclosure...................................... 41
                     7.31  Closing Date.................................... 41

ARTICLE VIII
                     REPRESENTATIONS AND WARRANTIES OF BWAY AND
                     PURCHASER............................................. 41
                     8.1   Due Incorporation, Etc.......................... 41
                     8.2   Authorization, No Conflicts, Etc................ 42
                     8.3   Consents and Approvals.......................... 43
                     8.4   Absence of Violations........................... 43
                     8.5   Legal Proceedings............................... 43
                     8.6   Brokers......................................... 43
                     8.7   Continuity of Business Enterprise............... 43
                     8.8   Reports and Financial Statements................ 44
                     8.9   Disclosure...................................... 44
                     8.10  Closing Date.................................... 44


ARTICLE IX
                     COVENANTS PRIOR TO CLOSING............................ 45
                     9.1  Affirmative and Negative Covenants
                          Pending Closing.................................. 45
                     9.2  Investigation by Purchaser and
                          Confidentiality.................................. 47
                     9.3  Delivery of Schedule............................. 47
                     9.4  Stockholder Approval, Agency Agreement........... 48
                     9.5  Consents and Further Actions..................... 48
                     9.6  HSR Act.......................................... 48

ARTICLE X
                     COVENANTS AFTER CLOSING............................... 49
                     10.1  Books and Records............................... 49
                     10.2  Liability for Products and Other Claims......... 49
                     10.3  Liability for Medical Claims and Workers
                           Compensation.................................... 49
                     10.4  Liability for Other Welfare Benefits............ 50
                     10.5  Liability for Environmental Matters............. 50
                     10.6  Tax Matters..................................... 52
                     10.7  Indemnification................................. 53
                     10.8  Further Assurances.............................. 57

                     10.9  Retention of BWAY Stock......................... 57

ARTICLE XI
                     MISCELLANEOUS......................................... 58
                     11.1  Termination..................................... 58
                     11.2  Survival of Representations and
                           Warranties...................................... 60
                     11.3  Dispute Resolution.............................. 60
                     11.4  Assignment...................................... 62
                     11.5  Notices......................................... 62
                     11.6  Expenses........................................ 63
                     11.7  Public Announcements............................ 63
                     11.8  Entire Agreement................................ 64
                     11.9  Waiver.......................................... 64
                     11.10  Amendment...................................... 64
                     11.11  Counterparts................................... 64
                     11.12  Invalid Provisions ............................ 64
                     11.13  Headings, Gender, Etc.......................... 65
                     11.14  Choice of Law.................................. 65

                                   Schedules
                                   ---------

Schedule 5.11    -   Lien Searches
Schedule 7.1     -   Capital Stock of the Company
Schedule 7.3     -   Subsidiaries
Schedule 7.4     -   Authorization, No Conflicts, Etc.
Schedule 7.5     -   Consents and Approvals
Schedule 7.6     -   Absence of Violations
Schedule 7.7     -   Licenses and Permits
Schedule 7.9     -   Books and Records
Schedule 7.11    -   Financial Statements
Schedule 7.12    -   Absence of Undisclosed Liabilities
Schedule 7.14    -   Absence of Certain Developments
Schedule 7.15    -   Customers
Schedule 7.16    -   Insurance
Schedule 7.17    -   Assets
Schedule 7.18    -   Material Contracts
Schedule 7.19    -   Real Properties
Schedule 7.20    -   Tangible Personal Property
Schedule 7.21    -   Proprietary Rights
Schedule 7.22    -   Litigation
Schedule 7.23    -   Returns
Schedule 7.24    -   Labor and Employment Matters
Schedule 7.25    -   ERISA
Schedule 7.26    -   Environmental and Safety Matters
Schedule 7.27    -   Indebtedness
Schedule 7.28    -   Taxes

                                    EXHIBITS
                                    --------

Exhibit 1        -   BWAY Notes
Exhibit 3.2(d)   -   Standstill Agreement
Exhibit 3.2(e)   -   Stock Escrow Agreement
Exhibit 4.3      -   Opinion of Purchaser's Counsel
Exhibit 4.9      -   Employment Agreements
Exhibit 5.4      -   Opinion of Stockholder's Counsel

                                  ATTACHMENTS
                                  -----------

Attachment I     -   Stockholder Table

                                   AGREEMENT
                                   ---------
                     AND PLAN OF MERGER AND REORGANIZATION
                     -------------------------------------

      This Agreement and Plan of Merger and Reorganization (the "Agreement") is
                                                                 ---------
made and entered into as of March 21, 1996, by and among BWAY Corporation, a Delaware corporation ("BWAY"); Milton Acquisition Corp., a Delaware corporation
                       ----
and a wholly-owned direct subsidiary of BWAY ("Purchaser"); The Milton Can
                                               ---------
Company, a Delaware corporation (the "Company"); (Purchaser and the Company are
                                      -------
sometimes hereinafter collectively referred to as the "Constituent
                                                       -----------
Corporations"); James W. Milton, the holder of a majority of the Company's
- - ------------
common stock, par value of $.01 per share, (the "Company Shares"); and the
                                                 --------------
undersigned holders (each a "Stockholder" and, collectively, the "Stockholders")
                             -----------                          ------------
of Company Shares that become parties hereto by the Schedule Delivery Date (as defined below). The Stockholders that became party hereto shall enter into an Agency Agreement, dated as of the Schedule Delivery Date ("Agency Agreement"),
                                                           ----------------
pursuant to which each such Stockholder appoints James W. Milton as the Stockholders' Agent (the "Agent").
                          -----


                                    RECITALS
                                    --------

      All of the parties to this Agreement desire to implement the plan of merger and reorganization set forth in this Agreement (the "Reorganization"),
                                                            --------------
pursuant to which the Company will be merged with and into Purchaser, with Purchaser being the surviving corporation ("Surviving Corporation"), and the
                                            ---------------------
Company Shares held by the Stockholders will be converted solely into the right to receive consideration valued at $710.80 per Company Share ("Merger
                                                               ------
Consideration"), payable in shares of BWAY common stock, par value $.01 (the
- - -------------
"BWAY Stock"), the BWAY Notes and cash.  The proportion of cash and BWAY Stock
- - -----------
which each Stockholder will receive as Merger Consideration will be set forth in Attachment I hereto, which shall be delivered to Purchaser on or prior to the Schedule Delivery Date.

      For federal income tax purposes, the parties intend that the Reorganization qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. The parties expect that the Reorganization will further certain of their business objectives, such as allowing BWAY and the Surviving Corporation to benefit from economies of scale and the ability to offer services in more geographic areas.

      In accordance with (S)251 of the General Corporation Law of the State of Delaware ("GCL"), the respective Boards of
           ---

Directors of Purchaser and the Company approved the Reorganization and recommended its approval to their respective stockholders. In turn, the Board of Directors of BWAY, the sole stockholder of Purchaser, and the holder of a majority of the Company Shares has approved the Reorganization upon the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENTS
                                   ----------

      NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following designated meanings:

      "Accounting Firm" has the meaning set forth in Section 2.7 hereof.
       ---------------

      "Adjustment" has the meaning set forth in Section 2.6 hereof.
       ----------

      "Affiliate" of another Person means any Person that directly, or
       ---------
indirectly through one or more intermediaries, controls or is controlled by or is under common control with such other Person.

      "Agency Agreement" has the meaning set forth in the forepart to this
       ----------------
Agreement.

      "Agent" has the meaning set forth in the forepart to this Agreement.
       -----

      "Agreement" means this Agreement and Plan of Merger and Reorganization,
       ---------
including the agreements, attachments, exhibits and schedules referred to herein.

      "Authorized Officer" means chairman of the board, president, any vice-
       ------------------
president or secretary.

      "BWAY Notes" mean the promissory notes substantially in the form of
       ----------
Exhibit 1 hereto issued by BWAY in the aggregate principal amount of $1,000,000 which shall become due and payable on the second anniversary of the Closing Date. The principal amount due under the BWAY Notes may be reduced by BWAY to offset any amounts due the Surviving Corporation or BWAY pursuant to the Adjustment and the Stockholders' indemnification obligations under Article X.

      "BWAY Reports" has the meaning set forth in Section 8.8 hereof.
       ------------

      "BWAY Stock" has the meaning set forth in the Recitals.
       ----------

      "Cash Portion" has the meaning set forth in Section 2.6 hereof.
       ------------

      "CERCLA" has the meaning set forth in Section 7.26(e) hereof.
       ------

      "Certificate of Merger" means the certificate of merger implementing the
       ---------------------
Reorganization, which shall be executed by the parties hereto, filed with the Secretary of State of Delaware and recorded in the office of the recorder of deeds in accordance with (S)103 and (S)251 of the GCL.

      "Closing" has the meaning set forth in Section 3.1 hereof.
       -------

      "Closing Balance Sheet" has the meaning set forth in Section 2.7 hereof.
       ---------------------

      "Closing Date" has the meaning set forth in Section 3.1 hereof.
       ------------

      "Closing Tangible Net Worth" has the meaning set forth in Section 2.6.
       --------------------------

      "COBRA" has the meaning set forth in Section 7.25(a) hereof.
       -----

      "Code" means the Internal Revenue Code of 1986, as amended.
       ----

      "Company's Accounting Principles" means the accounting valuations,
       -------------------------------
principles, methods and policies the Company has used consistently in the preparation of the Financial Statements.

      "Company's Knowledge" means the knowledge of the officers and directors of
       -------------------
the Company after reasonable investigation of Company files and consultation with the managerial personnel responsible for the matters at issue.

      "Company Shares" has the meaning in the forepart to the Agreement.
       --------------

      "Confidentiality Agreement" means the Confidentiality Agreement, dated as
       -------------------------
of November 30, 1995, between Brockway Standard, Inc. and the Company.

      "Constituent Corporations" has the meaning set forth in the forepart to
       ------------------------
this Agreement.

      "Current Market Price" means the price per share of BWAY Stock, with
       --------------------
respect to any specific date, as calculated by taking the average of the daily closing prices per share of such BWAY Stock for the 10 consecutive Trading Days immediately prior to such date; provided that, upon the request of the Agent
                                --------
(which shall be made no later than the Schedule Delivery Date), the average of the daily closing prices shall be based on 20 consecutive Trading Days. The closing price per share of BWAY Stock for each Trading Day shall be the last sale price (or if there is no sale, the average bid price) on such day.

      "Deposit" means the $100,000 paid upon execution of this Agreement by the
       -------
Purchaser into the Deposit Escrow Account pursuant to the Deposit Escrow Agreement. The Deposit shall be governed by the Deposit Escrow Agreement.

      "Deposit Escrow Account" has the meaning set forth in the Deposit Escrow
       ----------------------
Agreement.

      "Deposit Escrow Agent" has the meaning set forth in the Deposit Escrow
       --------------------
Agreement.

      "Deposit Escrow Agreement" means the Deposit Escrow Agreement, dated as of
       ------------------------
the date hereof, by and among the Company, Purchaser and the Deposit Escrow
Agent.

      "Deposit Escrow Amount" has the meaning set forth in the Deposit Escrow
       ---------------------
Agreement.

      "Discovered Liabilities" has the meaning set forth in Section 10.5 hereof.
       ----------------------

      "DOJ" has the meaning set forth in Section 9.6 hereof.
       ---

      "ERISA" has the meaning set forth in Section 7.25(a) hereof.
       -----

      "Effective Time" has the meaning set forth in Section 2.2(c).
       --------------

      "Employment Agreements" has the meaning set forth in Section 4.9 hereof.
       ---------------------

      "Environmental Liability" has the meaning set forth in Section 10.5
       -----------------------
hereof.

      "Exchange Act" has the meaning set forth in Section 8.8 hereof.
       ------------

      "Financial Statements" means the audited balance sheets and related
       --------------------
statements of operations for the Company as of and for each of the fiscal years ended in December 31, 1993, 1994, and 1995, including in each case the notes thereto.

      "FTC" has the meaning set forth in Section 9.6 hereof.
       ---

      "GAAP" means generally accepted accounting principles, as promulgated by
       ----
the Financial Accounting Standards Board.

      "GCL" has the meaning set forth in the Recitals.
       ---

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
       -------

      "Indemnitee" has the meaning set forth in Section 10.7(d) hereof.
       ----------

      "Indemnitor" has the meaning set forth in Section 10.7(d) hereof.
       ----------

      "ISRA" has the meaning set forth in Section 10.5 hereof.
       ----

      "Known Environmental Liability" has the meaning set forth in Section 10.5
       -----------------------------
hereof.

      "Latest Balance Sheet" means the audited balance sheet of the Company as
       --------------------
of December 31, 1995.

      "Liens" has the meaning set forth in Section 7.19 hereof.
       -----

      "Material" has the meaning set forth in the Confidentiality Agreement.
       --------

      "Merger" has the meaning set forth in Section 2.2(a).
       ------

      "Notice of Disagreement" has the meaning set forth in Section 2.7(a)
       ----------------------
hereof.

      "Person" means any natural person, corporation, general partnership,
       ------
limited partnership, limited liability partnership, limited liability company, trust, union, association, court, agency, government, tribunal, instrumentality, or other entity or authority.

      "Post-Closing Environmental Liability" has the meaning set forth in
       ------------------------------------
Section 10.5 hereof.

      "Pre-Closing Period" has the meaning set forth in Section 10.7(a) hereof.
       ------------------

      "Preliminary Tangible Net Worth" has the meaning set forth in Section 2.6.
       ------------------------------

      "Proprietary Rights" has the meaning set forth in Section 7.21 hereof.
       ------------------

      "Schedule Delivery Date" has the meaning set forth in Section 9.3 hereof.
       ----------------------

      "SEC" has the meaning set forth in Section 8.8 hereof.
       ---

      "Securities Act" means the Securities Act of 1933, as amended.
       --------------

      "Standstill Agreement" has the meaning set forth in Section 3.2(d) hereof.
       --------------------

      "Stock Escrow" has the meaning set forth in Section 2.5 hereof.
       ------------

      "Stock Escrow Agent" has the meaning set forth in the Stock Escrow
       ------------------
Agreement.

      "Stock Escrow Agreement" means the Stock Escrow Agreement, dated as of the
       ----------------------
Closing Date, by and among BWAY, the Stockholders and the Stock Escrow Agent.

      "Stock Portion" has the meaning set forth in Section 2.6 hereof.
       -------------

      "Survey" has the meaning set forth in Section 5.8(b) hereof.
       ------

      "Surviving Corporation" has the meaning set forth in the Recitals.
       ---------------------

      "SWDA" has the meaning set forth in Section 7.26(e) hereof.
       ----

      "Tangible Net Worth" of the Company means as of any date of determination,
       ------------------
the excess of (a) the Company's assets as of such date over (b) the Company's liabilities as of such date, all determined in accordance with the Company's Accounting Principles and computed without taking into account goodwill.

      "Tax" or "Taxes" means any federal, state, local or foreign income, gross
       ---      -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including interest, penalty or addition thereto, whether disputed or not imposed by any taxing authority.

      "Title Insurer" has the meaning set forth in Section 5.8(a) hereof.
       -------------

      "Trading Day" means a day for which the Nasdaq reports on transactions in
       -----------
the National Market System.

                                   ARTICLE II

                               THE REORGANIZATION

   2.1    Deposit.  Upon the execution of this Agreement, Purchaser shall pay
          -------
the Deposit into the Deposit Escrow Account pursuant to the Deposit Escrow Agreement. The Deposit shall be governed by the Deposit Escrow Agreement.

   2.2    The Merger.
          ----------

      (a) At the Effective Time and subject to the terms of this Agreement and the Certificate of Merger, the Company shall be merged with and into Purchaser and the separate existence of the Company shall thereupon cease, in accordance with (S)251 of the GCL (the "Merger").
                             ------

      (b) Purchaser shall be the Surviving Corporation and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Purchaser and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation will continue, unaffected by the Merger, except as stated herein and in the Certificate of Merger.

      (c) At the Closing, the Constituent Corporations shall cause the Certificate of Merger, duly executed and acknowledged, to be filed with the Secretary of State of Delaware and shall take such other steps as may be required to cause the filing to be accepted and become effective. The Merger shall become effective at the date and time the Certificate of Merger is filed with the Secretary of State of Delaware or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").
                                             --------------

   2.3    The Surviving Corporation.
          -------------------------

      (a) Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
Purchaser, as in effect immediately prior to the Effective Time (except as modified by the Certificate of Merger to change the name of the Purchaser to "The Milton Can Company"), shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time.

      (b) Bylaws.  The Bylaws of Purchaser, as in effect immediately prior to
          ------
the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time.

      (c) Board of Directors.  From and after the Effective Time, the directors
          ------------------
of Purchaser shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

      (d) Officers.  From and after the Effective Time, the officers of the
          --------
Purchaser shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

   2.4    Conversion of Shares.
          --------------------

      (a) Company Shares.  Pursuant to the Certificate of Merger, at the
          --------------
Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each of the 40,799 Company Shares, constituting all of the issued and outstanding shares of capital stock of the Company, shall be converted into the right to receive the Merger Consideration, subject, however, to the delivery requirement of Section 2.5, the adjustment provision of Section 2.7 and the Stockholders' indemnification obligations under Article X. The Purchaser shall have offset rights under the BWAY Notes pursuant to the terms thereof.

      (b) Purchaser Shares.  Each share of the Purchaser's common stock, par
          ----------------
value $.01 per share, issued and outstanding as of the Effective Time will remain issued and outstanding.

   2.5    Delivery of Merger Consideration.  At the Closing, against delivery of
          --------------------------------
all stock certificates formerly representing Company Shares (and after the Effective Time representing the right to receive the Merger Consideration), Purchaser shall deliver to each Stockholder for each of his or her Company Shares the Merger Consideration in the proportions of BWAY Stock and cash as set forth on Attachment I hereto (subject to the delivery of certain shares of BWAY Stock and the BWAY Notes into the Stock Escrow Account). At the Closing, Purchaser shall deliver to the Stock Escrow Agent pursuant to the Stock Escrow Agreement (i) the BWAY Notes and (ii) that number of shares of BWAY Stock equal to the result of (A) $1,000,000 divided by (B) the Current Market Price of BWAY
                                ----------
Stock as of the day immediately prior to the Closing Date (the "Stock Escrow").
                                                                ------------
The Stock Escrow shall remain in escrow for two (2) years and the BWAY Notes shall remain in escrow for one (1) year and each shall be released in accordance with the Stock Escrow Agreement. The Stock Escrow shall reduce each Stockholder's pro rata share of the Stock Portion.

   2.6    Aggregate Merger Consideration.  The aggregate Merger Consideration
          ------------------------------
payable to the Stockholders for all of the Company Shares shall be $29,000,000, $14,400,000 of which shall be paid in cash and by delivery of the BWAY Notes (the "Cash Portion") and $14,600,000 of which shall be paid by delivery of that
      ------------
number of shares of BWAY Stock equal to the result of (i) $14,600,000 divided by
                                                                      ----------
(ii) the Current Market Price as of the day immediately prior to the Closing Date (the "Stock Portion"). In accordance with Section 2.7, the Merger
           -------------
Consideration (and each Stockholder's pro rata share thereof) shall be increased by (i) the amount, if any, by which the Tangible Net Worth of the Company as shown on the Closing Balance Sheet ("Closing Tangible Net Worth") exceeds the
                                     --------------------------
Tangible Net Worth of the Company as shown on the Latest Balance Sheet

("Preliminary Tangible Net Worth") and decreased by (ii) the amount, if any, by
- - --------------------------------
which Preliminary Tangible Net Worth exceeds Closing Tangible Net Worth (in either case, the "Adjustment"), and the Adjustment shall increase or decrease,
                  ----------
as the case may be, pro rata that portion of each of the Cash Portion and the Stock Portion of the Merger Consideration payable to each Stockholder.

   2.7    Merger Consideration Adjustment.
          -------------------------------

      (a) Within 60 days after the Closing Date, BWAY shall deliver to the Agent a balance sheet of the Company immediately prior to the Closing (the "Closing
                                                                      -------
Balance Sheet") which shall be prepared in good faith by the Surviving
- - -------------
Corporation under BWAY's direction and in accordance with the Company's Accounting Principles, and which shall include all adjustments that would be made and that are required in a year-end closing of the books (including without limitations adjustments with respect to bonuses accrued as of the Closing Date), together with BWAY's good faith determination of the Closing Balance Sheet and Closing Tangible Net Worth (which shall be reduced by the amount of any prepayment penalties incurred as a result of the prepayment of any funded indebtedness to the extent such prepayment penalties have not already been reflected on the Latest Balance Sheet) not accounted for at the Closing. During the period immediately following the Agent's receipt of the Closing Balance Sheet and until Closing Tangible Net Worth is finally determined pursuant to this Section 2.7, the Agent shall be permitted to review the Surviving Corporation's books and records and working papers related to its preparation of the Closing Balance Sheet and determination of Closing Tangible Net Worth. The Closing Balance Sheet and BWAY's determination of Closing Tangible Net Worth shall
                                      -10-
become final and binding upon the parties 45 days after the Agent's receipt thereof, unless Agent gives written notice of its disagreement ("Notice of Disagreement") to BWAY prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by BWAY, then the Closing Balance Sheet and the determination of Closing Tangible Net Worth (as revised in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earlier of (i) the date the parties hereto resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (ii) the date all matters in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 30 days following delivery of a Notice of Disagreement, BWAY and the Agent shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, a representative appointed by BWAY shall be permitted to review the Agent's working papers relating to the Notice of Disagreement. If the aggregate of all matters still in dispute at the end of such 30-day period exceeds $100,000, BWAY and the Agent shall submit to Arthur Andersen (or to any other accounting firm mutually agreeable to BWAY and the Agent) (the "Accounting Firm") for review and
                                                ---------------
resolution of all matters which remain in dispute which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Balance Sheet and Closing Tangible Net Worth and the final Merger Consideration in accordance with the guidelines and procedures set forth in this Agreement. If the aggregate of all matters still in dispute at the end of such 30-day period is $100,000 or less, the Closing Balance Sheet and Closing Net Worth shall nevertheless be deemed final and no Adjustment shall be made with respect to such matters. The Closing Balance Sheet and the Closing Tangible Net Worth as determined in accordance with this Section 2.7 shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be delivered not more than 45 days following submission of such disputed matters to the Accounting Firm). The fees and expenses of the Accounting Firm shall be shared equally by the Surviving Corporation and the Agent.

      (b) For purposes of preparing the Closing Balance Sheet and determining Closing Tangible Net Worth, the Surviving Corporation shall take a physical count of all inventory held by the Company as of the Closing, conducted and valued in accordance with the Company's Accounting Principles.

      (c) If there is an Adjustment and Closing Tangible Net Worth exceeds Preliminary Tangible Net Worth, the Surviving Corporation shall, or if there is an Adjustment and Preliminary Tangible Net Worth exceeds Closing Tangible Net Worth, the Agent shall on behalf of all the Stockholders, within three business days after the Closing Balance Sheet and the determination of Closing Tangible Net Worth become final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference. If the Surviving Corporation is required to pay an Adjustment, it shall pay a pro rata amount thereof to each Stockholder according to the relative proportion of the Cash Portion received by such Stockholder at the Closing. If the Agent is required to pay an Adjustment, BWAY shall reduce the principal amount payable by BWAY pursuant to the BWAY Notes to offset such amount in lieu of the Agent making such payment.


                                  ARTICLE III

                                  THE CLOSING

   3.1    Time and Place of Closing.  The consummation of the transactions
          -------------------------
provided for in this Agreement ("Closing") shall take place at the offices of
                                 -------
Kirkland & Ellis, 200 East Randolph, Chicago, Illinois 60601 at 10:00 a.m. local time, on April 30, 1996 or, if the conditions to Closing set forth in Sections
4.7 and 5.7 have not been satisfied on or prior to such date, on the fifth business day following satisfaction of such conditions (the "Closing Date"), or
                                                             ------------
at such other place and time as the parties may agree.

   3.2    Deliveries by the Company.  At the Closing, the Company shall deliver
          -------------------------
to Purchaser stock certificates from each Stockholder representing the number of Company Shares set forth opposite such Stockholder's name on Attachment I hereto. In addition, the Company shall deliver to Purchaser the following:

      (a) any third party or governmental consent required for the consummation of the transactions contemplated hereby;

      (b) the stock book, stock ledger, corporate seal and minute book of the Company;

      (c) payoff letters from the holders of the Company's funded indebtedness indicating the amount required to pay in full all obligations for or relating to borrowed money, including without limitation all liabilities and obligations under revolving and term credit agreements, any capitalized leases and other similar funded indebtedness, as well as accrued interest and prepayment premiums relating to any of the foregoing;

      (d) a standstill agreement restricting the ability of James W. Milton (and his Associates and Affiliates) from buying shares of BWAY Stock in excess of the total number of shares of BWAY Stock received at the Closing (the "Standstill
                                                                   ----------
Agreement") in substantially the form of Exhibit 3.2(d) hereof;
- - ---------

      (e) a Stock Escrow Agreement substantially in the form of Exhibit 3.2(e) hereof and that complies with all requirements under the Code or of the Internal Revenue Service such that (i) the Reorganization will qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and (ii) the receipt of the Stock Portion shall be tax-free to the Stockholders;

      (f) the opinion and certificate contemplated by Article V hereof; and

      (g) all other documents, instruments and writings required to be delivered by the Company or the Agent at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in connection herewith.

   3.3    Deliveries by BWAY and Purchaser.  At the Closing, BWAY and Purchaser
          --------------------------------
shall deliver the following:

      (a) the Cash Portion (less the BWAY Notes) and the Stock Portion (less the Stock Escrow) to each Stockholder in the proportions set forth opposite such Stockholder's name on Attach ment I hereto (cash will be paid by wire transfer of immediately available funds at Closing to the account(s) designated by the Agent at least three (3) business days prior to the Closing Date);

      (b) the Stock Escrow and the BWAY Notes to the Stock Escrow Agent;

      (c) an amended and restated registration rights agreement granting with respect to the Stock Portion piggy-back registration rights to those Stockholders who will be affiliates of the Company after the date hereof no less favorable to such Stockholders than the piggy-back registration rights granted by BWAY pursuant to the Registration Rights Agreement, dated as of January 30, 1989;

      (d) the opinion and certificate contemplated by Article IV hereof; and

      (e) all other documents, instruments and writings required to be delivered by BWAY and Purchaser, at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by the Company in connection herewith.


                                   ARTICLE IV

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

      The Company's obligation to consummate the Reorganization and other transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions.

   4.1    Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Purchaser and BWAY contained in Article VIII of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and Purchaser and BWAY shall have performed and complied with, in all respects, all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing Date. On the Closing Date, there shall be delivered to Agent two certificates (dated as of the Closing Date and signed by an Authorized Officer of Purchaser and BWAY respectively) as to the matters set forth in this Section 4.1.

   4.2    No Injunction.  No injunction, stay or restraining order shall be in
          -------------
effect prohibiting the consummation of the transactions contemplated by this Agreement.

   4.3    Opinion of Counsel.  BWAY and Purchaser shall have delivered to the
          ------------------
Company an opinion of Kirkland & Ellis, counsel to BWAY and Purchaser, dated the Closing Date, in form and substance satisfactory to Agent, as to the matters set forth in Exhibit 4.3 hereto.
         -----------

   4.4    Company Tax Opinion. Company shall have received an opinion of its
          -------------------
counsel, dated as of the Closing Date, to the effect that the merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and BWAY, Purchaser, and the Company will constitute parties to such reorganization.

   4.5    Certificates and Other Documents.  Each of BWAY and Purchaser shall
          --------------------------------
have furnished the Company with (a) such certificates of one of its Authorized Officer to evidence compliance with the conditions set forth in this Article IV as may be reasonably requested by Agent, (b) each of the deliveries required under Section 3.3 above and (c) all other documents and certificates reasonably requested by Agent, including without limitation a certificate of its Secretary certifying as to the requisite corporate transactions contemplated by this Agreement and an executed Certificate of Merger.

   4.6    Good Standing Certificates.  Each of BWAY and Purchaser shall have
          --------------------------
delivered to the Company a certificate as to its legal existence, certified by the Secretary of State of its jurisdiction of incorporation.

   4.7    HSR Act.  All filings required to be made under the HSR Act shall have
          -------
been made, and any applicable waiting period thereunder shall have expired.

   4.8    Employment Agreements.  Purchaser shall have offered each of James W.
          ---------------------
Milton, Barry Treadwell and George Kostysgen employment agreements substantially in the form set forth as Exhibit 4.9 attached hereto (the "Employment
                         -----------                       ----------
Agreements").

      Each of the preceding conditions shall be satisfied in the sole discretion of the Company (with respect to those matters about which discretion is appropriate) and may be waived only if such waiver is set forth in a writing executed by the Company.


                                   ARTICLE V

               CONDITIONS TO BWAY'S AND PURCHASER'S OBLIGATIONS

      BWAY's and Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject, in the discretion of BWAY and Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions.

   5.1    Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of the Stockholders and the Company contained in Articles VI and VII of this Agreement shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and the Company, the Agent and the Stockholders shall have each performed and complied with, in all respects, all agreements and covenants required by this Agreement to be performed by it or him prior to or at the Closing Date. On the Closing Date, there shall be delivered to Purchaser a certificate (dated as of the Closing Date and signed by the Agent and an Authorized Officer of the Company) as to the matters set forth in this Section 5.1.

   5.2    Consents and Approvals.  The Company shall have received, at its sole
          ----------------------
cost and expense, without any condition adverse to Surviving Corporation, all third party and governmental consents to and approvals of the consummation of the transactions contemplated hereby necessary under any law, statute, rule, regulation, agreement, instrument, order, judgment or decree.

   5.3   No Injunction.  No suit, action or other proceeding, or injunction or
         -------------
final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby, or that would have an adverse effect on the business, financial condition, operating results, assets, operations or business prospects of the Company or the Surviving Corporation or adversely affect the right of BWAY to own the Surviving Corporation or to operate or control the Surviving Corporation, and no investigation that would result in any such suit, action or proceeding shall be pending or threatened.

  5.4    Opinion of Counsel.  The Company shall have delivered to Purchaser an
         ------------------
opinion of its counsel, dated as of the Closing Date, in form and substance satisfactory to Purchaser, as to the matters set forth in Exhibit 5.4 attached hereto.

   5.5    Purchaser Tax Opinion.  Purchaser shall have received an opinion of
          ---------------------
Kirkland & Ellis, counsel to Purchaser, dated as of the Closing Date, to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code and BWAY, Purchaser, and the Company will constitute parties to such reorganization.

   5.6    Good Standing Certificates.  The Company shall have furnished to
          --------------------------
Purchaser certificates as to the good standing of the Company in its jurisdiction of incorporation and in each jurisdiction in which it conducts business, in each case certified by the Secretary of State of the applicable jurisdiction.

   5.7    HSR Act.  All filings required to be made under the HSR Act shall have
          -------
been made, and any applicable waiting period thereunder shall have expired.

   5.8    Title to Real Property.
          ----------------------

      (a) The Company shall have delivered to Purchaser, with respect to each parcel of real property owned by the Company, an ALTA Form B - 1970 Owner's Policy of Title Insurance (or equivalent policy reasonably acceptable to Purchaser if the real property is located in a state in which an ALTA Form B - 1970 Owner's Policy of Title Insurance is not customarily issued), and if reasonably requested by Purchaser or required by Purchaser's lender with respect to each leasehold parcel, an ALTA Form B-1990 Leasehold Title Insurance Policy (or equivalent policy reasonably acceptable to Purchaser or Purchaser's lender if the real property is located in a state in which an ALTA Form B-1990 Lease Title Insurance Policy is not customarily issued), issued by Commonwealth Land Title Insurance Corporation (Chicago Office) or another title insurance company reasonably acceptable to Purchaser (the "Title Insurer"), in an amount equal to
                                         -------------
the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company as of the Closing, subject only to the title exceptions agreed to by Purchaser. Each title insurance policy shall insure title to such real property and all recorded easements benefiting such real property, contain (i) an "extended coverage endorsement" insuring over the general exceptions customarily contained in such policy, (ii) an ALTA Zoning Endorsement 3.1 (or equivalent), (iii) an endorsement insuring that the real property described in such title insurance policy is the same real estate as shown on the Survey (as defined in Section 5.8(b) hereof) delivered with respect to such property, (iv) if the real property consists of more than one record parcel, a "contiguity" endorsement insuring that each of the record parcels are contiguous to one another, (v) a "non-imputation" endorsement to the effect that title defects known to the officers, directors and stockholders of the Company prior to the Closing shall not be deemed to be "facts known to the insured" for the purposes of the policy,
(vi) an endorsement insuring that each street adjacent to such parcel is a public street, and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (vii) a tax parcel number endorsement, and (viii) such other endorsements as Purchaser and Purchaser's lender may reasonably request. The Company shall deliver a commitment for each such title insurance policy at least 30 days prior to Closing, and the costs and expenses of each of the title insurance commitments and policies to be delivered hereunder shall be borne by Stockholders.

      (b) With respect to each parcel of real property as to which a title insurance policy is to be issued at the Closing, Stockholders shall have delivered to Purchaser a current survey of such real property, prepared by a licensed surveyor and conforming to current 1992 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Item Nos. 1-4 and 6-14, and such other standards as the Title Insurer may require to remove the general survey exception from the title insurance policies, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and other matters customarily shown on such surveys, and affirmatively showing access to public streets and roads (the "Survey"). The
                                                               ------
Survey shall not disclose any material survey defects or encroachments from or onto such real property which have not been cured or insured over prior to the Closing. The costs and expenses of each of the Surveys to be delivered hereunder shall be borne by Stockholders.

      (c) With respect to each real estate lease and sublease or other agreements for the use or occupancy of space under which the Company holds leasehold or subleasehold or similar interests in real estate, the Company shall deliver to Purchaser such landlord consents, lender nondisturbance agreements and estoppel certificates as Purchaser may reasonably request in form and substance satisfactory to Purchaser.

      (d) The Company shall furnish Title Insurer with all other documents or instruments requested by Title Insurer to issue the title insurance policies under this Section 5.8.

   5.9    Lien Searches.  The Company shall have furnished Purchaser with a
          -------------
current lien search report indicating that as of the Closing Date there are no security interests, judgments, tax or other liens outstanding against any properties owned by the Company (whether real, personal, tangible or intangible).

   5.10   Due Diligence. BWAY and Purchaser shall be satisfied with the results
          -------------
of its and its representatives' business, legal, environmental, accounting and financial due diligence investigation and evaluation of the Company (provided that this condition shall be deemed waived if, but only if, Purchaser has not asserted by the

60th day after the Schedule Delivery Date pursuant to Section 9.3, that the disclosures made on the schedules delivered as of the Schedule Delivery Date warrant an adjustment in the Merger Consideration).

   5.11   Material Adverse Change.  There shall have been no material adverse
          -----------------------
change or development in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

   5.12   Certificates and Other Documents.  The Company shall have furnished
          --------------------------------
Purchaser with (a) such certificates of the Agent and of the Company's officers and directors to evidence compliance with the conditions set forth in this
Article V as may be reasonably requested by Purchaser, (b) each of the deliveries required under Section 3.2 above, (c) a certification, dated not more than 30 days prior to the Closing Date, issued by the Company pursuant to Treas. Reg. Section 1.897-2(h) that the stock of the Company is not a "United States real property interest" as defined in Section 897 of the Code shall be delivered to Purchaser prior to the Closing; alternatively, if Company cannot certify that it is not a U.S. real property holding corporation, Stockholders shall furnish to Purchaser prior to the Closing a certification pursuant to Treas. Reg.
Section 1.1445-2(b)(2) that each Stockholder is not a foreign person; and (d) all other documents and certificates rea sonably requested by Purchaser, including without limitation, certified copies of the resolutions of the Company's board of directors and its Stockholders approving the transactions contem plated by this Agreement and an executed Certificate of Merger.

      Each of the preceding conditions shall be satisfied in the sole discretion of BWAY and Purchaser (with respect to those matters about which discretion is appropriate) and may be waived only if such waiver is set forth in a writing executed by Purchaser.


                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

   Effective as of the Schedule Delivery Date, the Agent, on his own behalf and on behalf of each other Stockholder, represents and warrants to the Purchaser that the statements contained in this Article VI shall be correct and complete and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article VI) with respect to each such Stockholder.

   6.1    Authorization of Transaction.  The Stockholder has full power and
          ----------------------------
authority (including, if the Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions. The Stockholder need not give any notice to, make any filing with, or obtain any authori zation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

   6.2    No Conflicts.  Neither the execution and the delivery of this
          ------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or, if the Stockholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which he or she is bound or to which any of his or her assets is subject.

   6.3    Broker's Fees. The Stockholder has no liability or obligation to pay
          -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which BWAY or the Surviving Corporation could become liable or obligated.

   6.4    Ownership. The Stockholder holds of record and owns beneficially the
          ---------
number of Company Shares set forth next to such Stockholder's name in Attachment I, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act any applicable and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

   6.5    Investment.  The Stockholder (A) understands that the BWAY Stock
          ----------
issued in the Stock Portion of the Merger Consideration has not been, and will not be, registered under the Securities Act of 1933 ("Securities Act"), or under
                                                      --------------
any state securities laws, and is being issued in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the BWAY Stock solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters or, if not, has consulted with an individual who has knowledge and experience in business and financial matters, (D) has received certain information concerning BWAY and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding BWAY Stock, and (E) is able to bear the economic risk and lack of liquidity inherent in holding the BWAY Stock.

   6.6    Continuity of Interest.  The Stockholder does not have any present
          ----------------------
plan, intention, or arrangement to dispose of any of the BWAY Stock received in the merger if such disposition would reduce the fair value of the BWAY Stock (with such fair value measured as of the Effective Date) retained by the Stockholders as a group to an amount less than 50 percent of the fair value of the Company Shares held by such Stockholders immediately before the Effective Time.


                                  ARTICLE VII
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

      Effective as of the Schedule Delivery Date, the Company represents and warrants to Purchaser that the statements contained in this Article VII shall be correct and complete as of the date of this Agreement.

   7.1    Capital Stock of the Company.  The authorized capital stock of the
          ----------------------------
Company consists of 50,000 Company Shares, of which 40,799 Company Shares are issued and outstanding, all of which are held as set forth on Attachment I hereto. All of the issued and outstanding Company Shares are validly issued, fully paid and nonassessable. There are no securities of the Company outstanding which are convertible into or exchangeable or exercisable for any Company Shares, and there are no outstanding or authorized subscriptions, options, warrants, calls, rights (pre-emptive or otherwise), commitments or any other agreements of any character obligating the Company to issue, sell or transfer any additional shares of the Company's capital stock or any securities convertible into or evidencing the right to subscribe for any shares of the Company's capital stock, or to the Company's Knowledge, giving any Person (other than Purchaser) any rights with respect to the capital stock of the Company.

   7.2    Due Incorporation, Etc.  The Company is a corporation duly
          -----------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its business as it is presently being conducted and to own and lease the properties and assets owned or leased by it. The Company is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of its business makes such licensing or qualification to do business necessary. Complete and correct copies of the Certificate of Incorporation and Bylaws, as amended to date, of the Company have been delivered to Purchaser.

   7.3    Subsidiaries.  Except as set forth on Schedule 7.3 hereto, the Company
          ------------
does not own any stock, partnership interest, joint venture interest or other security or interest in any other Person.

   7.4    Authorization, No Conflicts, Etc.
          ---------------------------------

      (a) The Company has full power and authority to execute and deliver this Agreement and all other agreements contemplated hereby, and to perform the obligations and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by BWAY and the Purchaser) constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. Except as set forth in Schedule 7.4 hereto, neither the execution, delivery or performance of this Agreement and the other documents contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach of any of the provisions of, (ii) constitute a default under, (iii) result in the violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any lien, security interest or charge or encumbrance upon the Shares, or (vi) require any authorization, consent, approval, execution or other action by or the giving of notice to any court or other governmental body, under the provisions of the Company's certificate of incorporation of bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Company is bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Company is subject.

      (b) Except as set forth in Schedule 7.4 hereto, the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company will not: (i) violate any provisions of law applicable to the Company (other than provisions of law that equally affect the parties hereto); (ii) with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of, give any third party the right to terminate or to accelerate any obligation under, or result in the creation of any lien, security interest or charge or encumbrance under, the Certificate of Incorporation or Bylaws of the Company or any instrument, license, agreement, arrangement, indenture, commitment or order to which the Company is a party or by which any of its assets or properties are bound; or (iii) constitute a violation of any order, judgment or decree to which the Company or any of its Affiliates which is party thereto or by which any of the Company's assets or properties are bound.

   7.5  Consents and Approvals.  The execution and delivery of this Agreement by
        ----------------------
the Company does not, and compliance by the Company with the terms hereof and consummation of the transactions contemplated hereby will not, require the Company or, to the Company's Knowledge, the Purchaser or the Surviving Corporation to obtain any authorization, consent, approval, exemption or action of, or make any filing with or give any notice to, any Person pursuant to the Certificate of Incorporation or Bylaws of the Company or any law, statute, rule, regulation, agreement, permit, license, instrument, order, judgment or decree to which the Company is subject, except as disclosed in Schedule 7.5 hereto.

   7.6    Absence of Violations.  Except as disclosed in Schedule 7.6 hereto,
          ---------------------
the Company is not in violation of its Certificate of Incorporation or Bylaws, or in material violation (or with or without notice or lapse of time or both would be in material violation), in any way of any term or provision of (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit or decree applicable to the Company or any of its assets, operations or properties or (b) any agreement, lease, or other document, by which it or any of its assets or properties is bound.

   7.7    Licenses and Permits.  Except as disclosed in Schedule 7.7 hereto, (a)
          --------------------
the Company has and is in compliance with all material licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, arrangements, commitments, and similar documents or instruments required to conduct its business as presently conducted; and (b) all such licenses, franchises, permits (including without limitation environmental and construction permits and operating permits), approvals, authorizations, exemptions, classifications, certificates, registrations, ar rangements, commitments, and similar documents or instruments are valid, binding, and in full force and effect.

   7.8    Inventories.  The inventories of the Company on hand as of the Closing
          -----------
Date (a) are reflected on the Company's books and records in accordance with GAAP, consistently applied, and (b) consist of a quality and quantity useable and salable without discount in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Latest Balance Sheet.

   7.9    Books and Records.  Except as set forth in Schedule 7.9 attached
          -----------------
hereto, the books and records of the Company are accurate and complete in all material respects, have been maintained in accordance with GAAP consistently applied, and accurately reflect in all material respects the ownership, use, and operations of the Company.

   7.10   Accounts Receivable.  All accounts receivable of the Company reflected
          -------------------
on the Latest Balance Sheet are valid receivables and are current and collectible, except for those the Company knows to be invalid, past due or uncollectible for which the Company has created an applicable reserve for bad debts shown on the Latest Balance Sheet.

   7.11   Financial Statements.  Attached hereto as Schedule 7.11 are the
          --------------------
following:

      (a) the Financial Statements (including without limitation the Latest Balance Sheet), and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

      (b) the unaudited consolidated balance sheet of the Company as of February 29, 1996, and the related statements of income and cash flows (or the equivalent) for the 2-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP, consistently applied, except as specifically disclosed on
Schedule 7.11 attached hereto. Except as set forth on Schedule 7.11, the Company's Accounting Principals are in accordance with GAAP.

   7.12  Absence of Undisclosed Liabilities.  Other than transactions entered
         ----------------------------------
into with BWAY or the Purchaser, the Company has no material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when or by whom asserted) (other than Unknown Environmental Liabilities) relating to the Company's business arising out of transactions entered into at or prior to the Closing Date, or any action or inaction at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, including Taxes with respect to or based upon transactions or events occurring on or before the Closing Date, except (i) obligations under contracts or commitments described on Schedule 7.12 attached hereto or under contracts and commitments entered into in the ordinary course of business which are not required to be disclosed thereon (but not liabilities for material breaches thereof occurring on or prior to the Closing Date), (ii) liabilities reflected on the liability side of the Latest Balance Sheet, (iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort, infringement, claim, lawsuit or material breach of warranty) and
(iv) other liabilities and obligations expressly disclosed in or contemplated by this Agreement or the Schedules attached hereto.

   7.13   No Material Adverse Change.  There has been no material adverse change
          --------------------------
in the financial condition or results of operations, or the business prospects, assets, employee structure, labor relations, profit margins or operations of the Company since the date of the Latest Balance Sheet.

   7.14   Absence of Certain Developments.  Except as expressly contemplated by
          -------------------------------
this Agreement or disclosed on Schedule 7.14 hereto, since the date of the Latest Balance Sheet, the Company has not, nor has any person with authority to act on behalf of the Company taken any action that binds the Company:

      (a) issued any bonds, notes or other debt securities, or issued any equity securities, any securities convertible into any equity securities, or any warrants, options, or other rights to acquire any equity securities;

      (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice, and liabilities under contracts entered into in the ordinary course of business;

      (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

      (d) declared or made any payment or other distribution of cash or other property to any stockholder or its other Affiliates with respect to its capital stock or purchased or redeemed any shares of its capital stock or made any loans or advances to Stockholders or any other Person;

      (e) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its properties or assets, except liens for current property taxes not yet due and payable;

      (f) transferred or in any way depleted the overfunded balance of any Company pension or multiemployer plan;

      (g) sold, assigned or transferred any of its tangible assets or leases, except in the ordinary course of business, or removed any such assets from their customary location or cancelled any debts or claims;

      (h) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other similar intangible assets, or disclosed any proprietary confidential information to any person;

      (i) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

      (j) made any commitments for capital expenditures or otherwise incurred any expense in an amount in excess of $50,000 which will not be paid for in full prior to Closing;

      (k) entered into any transaction or agreement, except in the ordinary course of business, entered into any other material transaction whether or not in the ordinary course of business, or entered into any transaction with any of its officers, directors, shareholders or other affiliates or insiders;

      (l) made any charitable contributions or pledges;

      (m) suffered any damage, destruction or casualty loss to any of its assets or properties, whether or not covered by insurance;

      (n) made or granted any bonus or any wage or salary increase to any employee or group of employees, or made or granted any increase in its profit sharing plan, employee compensation reimbursement program or any other employee benefit plan, except in accordance with past custom and practice;

      (o) amended or otherwise altered (whether by action or inaction) any material contracts or other material agreements to which it is a party or waived any material rights or obligations thereunder; or

      (p) made any payments for political contributions, or made any bribes, kickback payments or any other illegal or improper payments.

   7.15   Customers.  Schedule 7.15 hereto lists each customer or group of
          ---------
related customers who accounted for more than $6,000,000 of the revenues of the business of the Company during the past twenty-four (24) months. Except as set forth on the Schedule 7.15, the Company has not received any notice or has any knowledge that any such customer intends to terminate or materially reduce its business with the Company in the future and no such customer has terminated or materially reduced its business with the Company during the past twelve (12) months.

   7.16   Insurance.  Schedule 7.16 hereto contains a complete list of all
          ---------
liability, property, accident, casualty, fire, flood, workers' compensation, key man, group life or health, and other insurance policies and arrangements (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the estimated annual premiums, costs and any related administrative charges) affecting or relating to the ownership, use, or operations of any of the assets or properties of the Company. Except as set forth on Schedule 7.16 hereto, to the Company's Knowledge, all insurance policies which cover the Company prior to Closing Date will continue to provide coverage after the Closing Date in amounts with deductibles consistent with those currently in effect for all occurrences (regardless of when the claim is made) prior to the Closing Date.

   7.17   Assets.  Except as disclosed in Schedule 7.17 hereto, the
          ------
improvements, buildings, machinery, equipment, furniture, vehicles, tools and tangible personal property owned, leased, or held by the Company for use in its business and operations are in good working condition, subject to ordinary wear and tear resulting from continued operations in the ordinary course of business, have been properly maintained, are suitable for their present and intended uses and, in the case of any improvements, are structurally sound, and there is no defect in any assets used in the business and operations of the Company which individually or in the aggregate could have a material adverse effect on the use, condition, value, or operations of its business.

   7.18   Material Contracts.
          ------------------

      (a) Except as set forth on Schedule 7.18 hereto, the Company is not a party to any written or oral: (i) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis, except for such Persons who are employees at-will, (ii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of its real or personal properties (whether tangible or intangible);
(iii) guaranty of any obligation for borrowed money or otherwise other than reimbursement of directors, officers and employees in the ordinary course and endorsing checks in the ordinary course; (iv) license or royalty agreement; (v) contract or group of related contracts with the same party for the purchase of goods, products or services (including advertising, public relations, consulting or management services) under which the undelivered balance of such goods, products or services requires aggregate annual payments in excess of $10,000 or continuing over a period of more than thirty (30) days from the date or dates thereof and not terminable by the Company on thirty (30) days' or less notice without penalties; (vi) any contract or group of related contracts with the same party for the sale of goods, products or services involving aggregate annual receipts in excess of $100,000; (vii) agreements with respect to the lending or investing of funds; (viii) contract with the Federal government of the United States or any branch or administrative body thereof; (ix) contract which prohibits the Company from freely engaging in business anywhere in the world; (x) contract relating to the distribution of the Company's products or services; (xi) contract with Stockholders, any officer or director of the Company, or any relative of any officer or director of the Company to the extent not already (or not required to be) disclosed in Schedule 7.18, or (xii) other agreement material to the Company or not entered into in the ordinary course of business.

      (b) Except as set forth on Schedule 7.18, (i) to the Company's Knowledge, no contract or commitment has been breached or cancelled by the other party since the date of the Latest Balance Sheet; (ii) since the date of the Latest Balance Sheet, no person or group of persons or other entity with whom the Company does business has indicated that it will stop or decrease the rate of business done with the Company, increase the price at which it supplies goods, products or services to the Company or decrease the price it is willing to pay for the Company's goods, products or services; (iii) the Company has in all material respects performed all the obligations required to be performed in connection with any contract or commitment and is not in default of any material obligation (nor is it in receipt of any claim of default) under any contract or commitment; (iv) the Company has no present expectation or intention of not fully performing any obligation pursuant to any contract; (v) to the Company's Knowledge, there is no breach or anticipated breach by any other party to any contract; (vi) the Company is not party to any contract which, as of the date entered into, is adverse to the operations, financial condition, operating results or business prospects of the Company, including but not limited to contracts obligating the Company to: (A) purchase any property or services at a price greater than the prevailing market price, (B) sell any property or services at a price less than the prevailing market price or at a price which results in a loss, (C) pay rentals or royalties at a rate greater than prevailing market price, or (D) act as lessor or licensor at a rate less than the prevailing market price; and (vii) no consent of any other party is required for the assumption by Purchaser of any contract described in Section 7.18(a)(vii) above.

      (c) Purchaser has been supplied with a true and correct copy of all written contracts to which the Company is a party together with all amendments, waivers or other changes thereto and all correspondence delivered or received with respect thereto that modifies or amends the material terms therein.

   7.19   Real Properties.
          ---------------

      (a) Schedule 7.19 hereto identifies all real properties owned, leased or otherwise used or occupied by the Company.

      (b) Except as set forth in Schedule 7.19, the Company has (i) (A) with respect to such real properties owned by it, good and indefeasible fee simple title to such properties, which properties shall not have been transferred, assigned or hypothecated, and which are free and clear of all liens, leases, security interests, charges (including, without limitation, brokerage commissions), restrictions, covenants, conditions and encumbrances, including, without limitation, encumbrances relating to financial arrangements (including, without limitation, guarantees, pledges, collateral assignments and other similar arrangements) (collectively "Liens"), except for Liens if any, for real
                                     -----
property taxes not yet due and payable and Liens which, individually or in the aggregate, do not materially detract from the value, or interfere with the present or intended use, of the property subject thereto and (B) with respect to such real properties leased by it, valid and subsisting leases for the term set forth with respect to each such lease on Schedule 7.19, and (ii) all easements, certificates of occupancy, permits, approvals, franchises, authorizations and other such rights, including but not limited to easements for all utilities (including without limitations all power lines, water lines and sewers) and roadways, necessary to conduct the business conducted on such properties.

      (c) Except as set forth in Schedule 7.19, all such real properties are in good operating condition and repair, subject to ordinary wear and tear resulting from continued operations in the ordinary course of business.

      (d) Except as set forth in Schedule 7.19, to the Company's Knowledge there are no pending condemnation proceedings, lawsuits, or administrative actions relating to such real properties (including without limitations, all leases) or other matters affecting adversely the current use or occupancy of such real properties.

      (e) Schedule 7.19 identifies all leases (including all amendments thereto) and title insurance policies in effect with respect to such real properties to which the Company is a party or which affects the property the Company has leased and of which the Company has knowledge. Complete and correct copies of all leases and title insurance policies for all real properties referred to in Schedule 7.19 have been delivered to or made available for inspection by Purchaser, and none of the leases have been modified, amended, supplemented or otherwise changed other than as shown in
Schedule 7.19.

      (f) Except as otherwise disclosed in Schedule 7.19 hereto, (i) neither the Company, nor to the Company's Knowledge, any other party thereto, is in default or breach of any leases identified on Schedule 7.19, (ii) to the Company's Knowledge, no fact or circumstance exists which, with the passage of time or the giving of notice, could become a material default or breach of any such lease,
(iii) all such leases shall remain in full force and effect notwithstanding the transactions contemplated hereby, and (iv) no disputes, oral agreements or forbearance programs are in effect with respect to any such lease and the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or otherwise encumbered any such lease.

      (g) All such Company premises have unqualified access to public roads, and none of the real properties or any of the buildings and improvements thereon are dependent for its access, operation or utility on any land, building or improvements not included in such real properties.

      (h) Except as disclosed on Schedule 7.19, all real properties owned by the Company, including buildings and improvements located thereon conform in all material respects to all applicable subdivisions and other restrictive covenants, building codes, health, safety and zoning ordinances (no real properties have been grandfathered), and other laws, regulations and requirements relating to the use and operation thereof.

   7.20   Tangible Personal Property.  Except as set forth on Schedule 7.20
          --------------------------
hereto: (a) the Company has and as of the Closing will have good and marketable title to all of the items of tangible personal property located on its premises or used in its business and operations as presently conducted; (b) all such tangible personal property is reflected on the Latest Balance Sheet (except for such property acquired, sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practices); and (c) all such tangible personal property is owned free and clear of any Liens.

   7.21   Proprietary Rights.
          ------------------

      (a) Schedule 7.21 identifies all of the following owned by the Company and used in the conduct of the business as presently conducted or as presently proposed to be conducted; (i) all patents and pending patent applications; (ii) all trademark, service mark and trade name registrations and applications therefor; (iii) all unregistered trademarks, service marks and trade names; (iv) all copyright registrations and applications therefor; (v) all material unregistered copyrights and copyrightable works (other than commercially available computer software and related documentation); (vi) all trade secrets and confidential information (described in a nonconfidential manner); (vii) all licenses and similar agreements for the use of any intellectual property (including, without limitation, patents, unpatented inventions and technology; trademarks, service marks and trade names; copyrights and copyrightable works; know-how, trade secrets and confidential information, hereinafter collectively referred to as "Proprietary Rights") to which the Company is a party, either as
                ------------------
licensee or licensor (other than licenses for the use of commercially available computer software and related documentation), identifying in each case the Proprietary Right that is the subject of the license or other agreement.

      (b) Except as set forth in Schedule 7.21: (i) the Company owns, free and clear of all Liens, all right, title and interest in, or has a valid and enforceable license to use, all Proprietary Rights for the conduct of the Company's business as currently conducted or as presently proposed to be conducted, (ii) no claim by any other Person contesting the validity or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to the Company's Knowledge, is threatened, and the Company has not received any notices of, nor are they aware of any facts which indicate a likelihood of, any infringement or misappropriation by or conflict with, any other Person with respect to the Proprietary Rights; (iii) to the Company's Knowledge, the use of the Proprietary Rights listed on Schedule 7.21 by the Company does not conflict with, infringe upon or misappropriate any proprietary rights of any other Person, nor is the Company aware of any conflict, infringement or misappropriation which will occur as a result of the continued operation of its business as now conducted or as presently proposed to be conducted by the Company; (iv) the transactions contemplated by this Agreement will have no adverse effect on the Company's right, title or interest in and to any of the Proprietary Rights; and (v) the Company has taken all necessary or desirable action to protect the Proprietary Rights.

   7.22   Litigation.
          ----------

      (a) Except as disclosed in Schedule 7.22 hereto, (i) there are no (and during the five years preceding the date hereof there have not been any) claims, actions, proceedings (public or private), settlements, or, to the Company's Knowledge, governmental investigations pending or, to the Company's Knowledge, threatened against or affecting the Company or, to the Company's Knowledge, any basis for any such claim, action, proceeding or governmental investigation, at law or in equity, before or by any federal, state, or municipal court, agency or other governmental entity, or by any private person or employee representative, and (ii) there are no existing or, to the Company's Knowledge, threatened orders, judgments or decrees of any court or governmental agency.

      (b) Except as set forth on Schedule 7.22, there are no legal, administrative, or other proceedings or, to the Company's Knowledge, governmental investigations pending or, to the Company's Knowledge, threatened against the Company which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

   7.23   Product Warranty.  All products manufactured, serviced, distributed,
          ----------------
leased, installed or sold by the Company in connection with its business at any time prior to the Closing Date have been in conformity with all applicable contractual commitments and all express or implied warranties. Except as set forth on Schedule 7.23 hereto, the Company has no liability for replacement or repair or other damages in connection with sales or deliveries of any of its products manufactured, serviced, distributed, leased or sold at any time prior
to the Closing Date.   No product sold or delivered by the Company is subject to
any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions with respect thereto. Prior to the date hereof, the Company has delivered to Purchaser copies of the Company's standard terms and conditions of sale for products delivered and services rendered by the Company (containing applicable guaranty, warranty and indemnity provisions).

   7.24   Labor and Employment Matters.
          ----------------------------

      (a) Except as listed on Schedule 7.24, to the Company's Knowledge, no key employee of the Company and no group of its employees has any plan to terminate employment with the Company or the Surviving Corporation.

      (b) Except as set forth on Schedule 7.24, no employees related to the business are represented by and the Company is not party to any collective bargaining agreement or relationship with any labor organization.

      (c) Except as set forth on Schedule 7.24, to the Company's Knowledge after reasonable inquiry, (i) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;
(ii) no union organizing campaigns are underway and no other question concerning representation exists; (iii) no labor strike, work stoppage or slowdown, or other material labor dispute is underway; (iv) there is no employment-related charge, complaint, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation by the Company of any law, regulation or contract; and (v) the Company has not committed or been involved in the commission of any act or omission giving rise to material liability for any violation iden tified in subsection (iv), above, or as a result of any adverse employment-related experience. Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied. The Company has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of
                                                                   ----
1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to Purchaser.

   7.25   ERISA.  Except as set forth on Schedule 7.25 attached hereto:
          -----

      (a) With respect to current or former employees of the Company, the Company does not maintain or contribute to or have any liability with respect to any (i) nonqualified deferred compensation, bonus or retirement plans or arrangements, (ii) qualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii)
                                                              -----
employee welfare benefit plans (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs. The Company does not contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), and does not maintain or contribute to any defined benefit plan (as defined in Section 3(35) of ERISA), and the Company does not maintain or contribute to any employee welfare benefit plan which provides health, accident or life insurance benefits to current or future former employees, their spouses or dependents, other than in accordance with
Section 4980B of the Code ("COBRA").
                            -----

      (b) To the Company's Knowledge, the employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) maintained by the Company for its employees, comply in form and in operation with all applicable laws and regulations, including ERISA and the Code; and the employee pension benefit plans meet the requirements of "qualified plans" under
Section 401(a) of the Code. Each such employee pension benefit plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, or is a new plan which is made up of employee pension benefit plans which previously received such a favorable determination letter. The Company has taken no action and, to the Company's Knowledge nothing has occurred, since the date of such determination letter that could adversely affect the qualification of such plan or the tax exempt status of such related trust.

      (c) All material required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and summary plan descriptions) with respect to the employee pension benefit plans and employee welfare benefit plans maintained by the Company for its employees have been properly and timely filed with the appropriate government agency and distributed to participants as required, and the Company has complied with the requirements of COBRA.

      (d) With respect to each employee pension benefit plan maintained by the Company for its employees, all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such employee pension benefit plan, all contributions for prior plan years which are not yet due and with respect to the current plan year for the period ending on the Closing Date have been made or accrued in accordance with GAAP, and, with respect to the employee welfare benefit plans, all premiums or other payments which are due have been paid; and the fair-market value of the assets of the Milton Can Salaried Employees Pension Plan shall at the Closing Date exceed the present value of all vested and nonvested liabilities thereunder determined in accordance with applicable Pension Benefit

Guaranty Corporation methods, factors and assumptions applicable to a defined benefit pension plan terminating on that date.

      (e) The Company does not have any material liability or contingent liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, any multiemployer plan, the Department of Labor or any participant or beneficiary (other than routine claims for benefits) with respect to any employee pension benefit plan currently or previously maintained by any company, which together with the Company, would be deemed to be part of a "controlled group" within the meaning of subsections (b), (c), (m) or (o) of Section 414 of the Code.

      (f) With respect to each employee pension benefit plan and each employee welfare benefit plan maintained by the Company for its employees, (i) neither the Company nor any of its officers or employees nor any Stockholder have engaged in any prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code, which could result in any material liability to the Company, (ii) neither the Company nor any of its officers or employees nor any Stockholder have engaged in any breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, which could result in any material liability to the Company, and
(iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and to the Company's Knowledge there are no facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

      (g) With respect to each employee pension benefit plan and each employee welfare benefit plan maintained by the Company for its employees, the Company has furnished to Purchaser true and complete copies of (i) the plan documents and summary plan descriptions, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the last Form 5500 Annual Report (including all schedules and other attachments), and (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans.

   7.26   Environmental and Safety Matters.  Except as set forth in Schedule
          --------------------------------
7.26 hereto:

      (a) The Company and each of its Affiliates has complied and is in material compliance with all Environmental and Safety Requirements (as defined below).

      (b) Without limiting the generality of the foregoing, the Company and each of its Affiliates have obtained and complied with, and are in material compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of their respective facilities and the operation of their respective businesses and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the businesses of the Company on and after the Closing Date without transfer, reissuance, or other governmental approval or action.

      (c) Neither the Company nor any of its Affiliates has received any oral or written notice or other information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

      (d) None of the following exists at any property used, occupied or operated by the Company or any of its Affiliates:

      (i)   underground storage tanks;

      (ii)  damaged and friable asbestos-containing material;

      (iii) materials or equipment containing polychlorinated biphenyls; or

       (iv) land fills, surface impoundments or disposal areas that are regulated pursuant to Environmental and Safety Requirements.

      (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended

("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other
- - --------                                                 ----
Environmental and Safety Requirements.

      (f) To the Company's Knowledge no facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its predecessors or its Affiliates will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage. A schedule of all haulers used by the Company is set forth on
Schedule 7.26.

      (g) Neither this Agreement nor the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any transaction-triggered Environmental and Safety Requirement other than investigations triggered by the Reorganization.

      (h) The Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental and Safety Requirements.

      (i) No Environmental Lien (as defined below) has attached to any property owned, leased or operated by the Company or its Subsidiary.

      (j) As used in this Section 7.26, the following terms shall have the following respective meanings:

      (i) "Environmental and Safety Requirements" shall mean all federal, state,
           -------------------------------------
and local statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

      (ii) "Environmental Lien" shall mean a lien, either recorded or
            ------------------
unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under Environmental and Safety Requirements.

   7.27   Indebtedness.  As of the Closing Date, the Company shall have no
          ------------
outstanding letters of credit, indebtedness or other obligation or liability for, resulting from or in connection with indebtedness for borrowed money of any Person, including without limitation any industrial development revenue bond, guarantee, pledge or other similar financial accommodation, the face value of which is $10,000 or more (provided that the aggregate of each such funded
                          --------
indebtedness of under $10,000 is not in excess of $50,000 in the aggregate) except as set forth on Schedule 7.27.

   7.28   Taxes.  Except as set forth on Schedule 7.28 hereto:
          -----
      (a) The Company has in all material respects timely filed all federal, state, local and foreign income, information and other Tax returns which are required to be filed with respect to its business, activities, properties or employees;

      (b) All such returns are true, complete and accurate in all material respects and such filings accurately reflect the Tax liabilities of the Company;

      (c) All Taxes, assessments and other governmental charges imposed upon the Company, or upon any of the assets, income or franchises of the Company, have been timely paid or, if not yet payable, will be timely paid (or are being contested in good faith) before the Closing Date or are accrued on the Closing Balance Sheet;

      (d) The total amounts reserved for Tax liabilities (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Closing Balance Sheet are adequate for the payment of all Taxes accrued but not yet due and payable for periods ending on or before the Closing Date;

      (e) There are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company;

      (f) The Company has not made any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

      (g) The Company is not required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or (C) as a result of any deferred intercompany gain described in Treas. Reg. Sections 1.1502-13 or, to the extent applicable, former Treas. Reg. Section 1.1502-14 or any excess loss account described in Treas. Reg. Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date;

      (h) The Company has not been at any time during the past ten (10) years a member of an affiliated group, as defined in Section 1504(a)(1) of the Code, other than one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax return, other than one filed by the Company;

      (i) The Company has not made any payments, and is not obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law); and

      (j) The Purchaser or BWAY will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon payment of the Merger Consideration.

   7.29   Brokers.  All negotiations relative to this Agreement and the
          -------
transactions contemplated hereby have been carried out by the Company directly with Purchaser and the Purchaser's investment banker, Bear Stearns & Co., Inc., without the intervention of any

Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Purchaser or the Surviving Corporation for a finder's fee, brokerage commission, or similar payment.

   7.30   Disclosure.  No representation or warranty of the Company contained in
          ----------
this Agreement nor any schedule, attachment or exhibit hereto, and no statement contained herein or in any certificate or document furnished to Purchaser pursuant to the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or condition known to the Company which has not been disclosed to Purchaser and which materially affects adversely, or could reasonably be expected to materially affect adversely, the financial condition, operating results, assets, supplier relations or business prospects of the Company.

   7.31   Closing Date.  The representations and warranties of the Company
          ------------
contained in this Article VII and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to Purchaser will be true and correct in all material respects on the Closing Date as though then made.


                                  ARTICLE VIII
              REPRESENTATIONS AND WARRANTIES OF BWAY AND PURCHASER

   Each of BWAY and Purchaser, jointly and severally, represents and warrants to each Stockholder that the statements contained in this Article VIII are correct and complete as of the date of this Agreement.

   8.1    Due Incorporation, Etc.  Each of BWAY and Purchaser is a corporation
          -----------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of BWAY and Purchaser has all requisite corporate power and authority to own and operate its business as it is presently being conducted and to own and lease the properties and assets owned or leased by it. Complete and correct copies of the Certificate of Incorporation and Bylaws, as amended to date, of BWAY and Purchaser have been delivered to Purchaser. Each of BWAY and Purchaser is duly licensed and qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased or the operation of its business makes such licensing or qualification to do business necessary.

   8.2    Authorization, No Conflicts, Etc.
          ---------------------------------

      (a) Each of BWAY and Purchaser has full power and authority to execute and deliver this Agreement and all other agreements contemplated hereby, and to perform the obligations and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby have been duly executed and delivered by each of BWAY and Purchaser and (assuming the due authorization, execution and delivery hereof by the Company) constitute the valid and binding agreements of the BWAY and Purchaser, enforceable against each in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. Neither the execution, delivery or performance of this Agreement and the other documents contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of law applicable to BWAY and Purchaser (other than provisions of law that equally affect the parties hereto)(ii) conflict with or result in a breach of any of the provisions of, (iii) constitute a default under, (iv) result in the violation of, (v) give any third party the right to terminate or to accelerate any obligation under, or (vi) require any authorization, consent, approval, execution or other action by or notice of any court or other governmental body under the provisions of BWAY's or Purchaser's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which BWAY, Purchaser or both are bound or affected, or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which BWAY, Purchaser or both are subject, or (vii) result in the creation of any lien, security interest or charge or encumbrance upon the Company Shares.

      (b) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by BWAY, Purchaser or both will not: (i) with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of, give any third party the right to terminate or to accelerate any obligation under, or result in the creation of any lien, security interest or charge or encumbrance under, the certificate of incorporation or bylaws of BWAY or Purchaser or any instrument, license, agreement, arrangement, indenture, commitment or order to which BWAY, Purchaser or both are a party or by which any of its assets or properties are bound or (ii) constitute a violation of any order, judgment or decree to which BWAY or Purchaser or, to BWAY's or Purchaser's knowledge, any of its Affiliates which is party hereto or thereto is a party or by which any of its assets or properties are bound.

   8.3    Consents and Approvals.  The execution and delivery by Purchaser of
          ----------------------
this Agreement does not, and compliance by Purchaser with the terms hereof and consummation by Purchaser of the transactions contemplated hereby will not, require Purchaser to obtain any authorization, consent, approval, exemption or action of, or make any filing with or give any notice to, any Person other than as contemplated hereby or those which will be obtained, made or given prior to the Closing Date.

   8.4    Absence of Violations.  The Purchaser is not in violation of its
          ---------------------
Certificate of Incorporation or Bylaws, or in violation (or with or without notice or lapse of time or both would be in violation), in any way of any term or provision of (a) any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, permit, or decree applicable to it or any of its assets or properties, or (b) any agreement, lease, or other document, commitment, or instrument to which it is a party or by which it or any of its assets or properties are bound.

   8.5    Legal Proceedings.  There are no legal, administrative, or other
          -----------------
proceedings or governmental investigations pending or, to the best knowledge of Purchaser, threatened, against Purchaser which would give any third party the right to enjoin or rescind the transactions contemplated hereby.

   8.6    Brokers.  All negotiations relative to this Agreement and the
          -------
transactions contemplated hereby have been carried out by Purchaser directly with Stockholders, without the intervention of any Person on behalf of Purchaser other than its investment banker, Bear Stearns & Co., Inc., in such manner as to give rise to any valid claim by any Person against Stockholders or the Company, for a finder's fee, brokerage commission, or similar payment. BWAY shall be solely responsible for the fees and expenses payable to Bear Stearns & Co., Inc. as a result of this transaction.

   8.7    Continuity of Business Enterprise. It is the present intention of BWAY
          ---------------------------------
and Purchaser to continue the Company's historic business, or to use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg. (S)1.368-1(d) under the Code.

   8.8    Reports and Financial Statements.  BWAY has previously furnished to
          --------------------------------
the Stockholders complete and accurate copies, as amended or supplemented, of
(a) its Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed with the Securities and Exchange Commission (the "SEC"), (b) the proxy
                                                           ---
statement relating to its 1996 Annual Meeting of Stockholders and (c) all other reports or statements filed by BWAY with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since September 30, 1995
                                       ------------
(such reports and statements, together with any amendments or supplements thereto, are collectively referred to herein as the "BWAY Reports"). The BWAY
                                                     ------------
Reports constitute all of the documents required to be filed by BWAY with the SEC pursuant to the Exchange Act since September 30, 1995. As of their respective dates, the BWAY Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of BWAY included in the BWAY Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of BWAY as of the respective dates thereof and for the periods referred to therein, and
(iv) are consistent with the books and records of BWAY.

   8.9    Disclosure.  No representation or warranty of Purchaser contained in
          ----------
this Agreement nor any schedule, attachment, or exhibit hereto, and no statement contained herein or in any certificate or document furnished to Stockholders pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact or condition known to Purchaser which has not been disclosed to the Company and which materially affects adversely, or could reasonably be expected to materially affect adversely, Purchaser's ability to consummate any of the transactions contemplated hereby.

   8.10   Closing Date.  The representations and warranties of Purchaser
          ------------
contained in this Article VIII and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, BWAY and Purchaser to Stockholders will be true and correct in all material respects on the Closing Date as though then made.


                                  ARTICLE IX

                          COVENANTS PRIOR TO CLOSING

   9.1    Affirmative and Negative Covenants Pending Closing. During the period
          --------------------------------------------------
from the date hereof to the Closing Date, the Company covenants and agrees to observe the following covenants:

      (a) Affirmative Covenants Pending Closing.
          -------------------------------------

      (i) Preservation of Personnel.  Use best efforts to preserve intact and
          -------------------------
keep available the services of the Company's present employees;

      (ii) Insurance.  Use best efforts to keep in effect all insurance policies
           ---------
set forth on Schedule 7.16 through the Closing Date, in coverage amounts not less than those in effect at the date of this Agreement, as identified in
Schedule 7.16;

     (iii) Preservation and Advancement of the Business; Maintenance of
           ------------------------------------------------------------
Properties, Contracts.  Use best efforts to preserve and advance the Company's
- - ---------------------
business, keep its properties intact, preserve the goodwill of the Company's business, perform its agreements and obligations, pay its payables promptly as they become due (without extension) in accordance with the terms thereof, maintain all of its physical properties in good repair and operating condition, subject only to ordinary wear and tear, in each case in accordance with past practices, continue capital improvement programs in accordance with original plans in all material respects and perform and comply in all material respects with the terms of such plans and the contracts set forth in Schedule 7.18; and

      (iv) Ordinary Course of Business.  Operate the business of the Company
           ---------------------------
solely in the ordinary course and in the normal, usual and customary manner.

      (b) Negative Covenants Pending Closing. Stockholders shall not permit the
          ----------------------------------
Company to:

      (i) Disposition of Assets.  Sell or transfer, or mortgage, pledge or
          ---------------------
create or permit to be created any security interest or other lien or encumbrance on, any of the Company's assets (including without limitation, cash and cash equivalents) other than the sale of finished goods in the ordinary course of business pursuant to arm's-length transactions;

      (ii)  Liabilities.  Incur any obligations or liabilities other than in the
            -----------
ordinary course of business;

      (iii) Contracts.  Enter into any contract, lease or other agreement or
            ---------
instrument not in the ordinary course of business regularly conducted which survives the Closing and involves payments in excess of $10,000 per annum without the express consent of Purchaser, except contracts which are terminable by the Company without penalty on no more than thirty (30) days' notice;

       (iv) Compensation.  Amend any plans or increase the rates of
            ------------
compensation payable or to become payable to any officer, employee, agent or consultant of the Company, except in the ordinary course of business and in accordance with existing compensation policies or the existing terms of contracts entered into prior to the date of this Agreement;

        (v) Capital Stock.  Make any change in the number of shares of the
            -------------
Company's capital stock authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, or impose any restrictions on transfer of, shares of the Company's capital stock;

       (vi) Charter and Bylaws.  Amend the Certificate of Incorporation or
            ------------------
Bylaws of the Company without the prior written consent of Purchaser, which shall not be unreasonably withheld;

      (vii)  Acquisitions.  Except as disclosed on Schedule 7.14, make any
             ------------
acquisition or merge or consolidate with any Person; or

      (viii)  Disclosures.  Take any action which would require disclosure under
              -----------
Section 7.14 hereof.

  9.2  Investigation by Purchaser and Confidentiality.
       ----------------------------------------------

       (a) The Company shall allow Purchaser and its representatives, during regular business hours, to make such investigation of the business, properties, employees, auditors, books and records of the Company, and to conduct such examination of the financial condition of the Company (including, without limitation, Phase I, Phase II or other environmental due diligence assessments), as Purchaser deems necessary or advisable to familiarize itself with such business, properties, books, records, financial condition and other matters.

       (b) All non-public information provided by Stockholders or the Company to Purchaser, its Affiliates and representatives, in connection with the transactions contemplated hereby shall be "Material" as defined in the
                                           --------
Confidentiality Agreement. Notwithstanding any term of the Confidentiality Agreement, for a period of two (2) years after the date hereof, Purchaser will not (and will cause its representatives not to) disclose Material to others without the prior written consent of the Company or the Agent, except that: (i) Purchaser may provide such confidential information if it determines disclosure is required in response to legal process or pursuant to applicable governmental regulations, provided that Purchaser notifies the Company in advance of its
             --------
obligation to provide such confidential information and reasonably cooperates with the Company to protect the confidentiality of such information; and (ii) Purchaser may provide such information to institutional financing sources (and their representatives) in connection with the financing of the transactions contemplated hereby, provided that such persons agree to hold such information
                     --------
confidential in the manner described above.

  9.3  Delivery of Schedules.  Not later than the thirtieth (30th) day after the
       ---------------------
date of this Agreement (the "Schedule Delivery Date"), the Agent shall deliver
                             ----------------------
to Purchaser the schedules contemplated in Articles V, VI and VII herein and which are to be attached hereto. Such Schedules shall be satisfactory to Purchaser in its sole discretion. The Company shall negotiate in good faith an adjustment to the Merger Consolidation if the schedules delivered on the Schedule Delivery Date disclose any liability or obligation of the Company which
(i) was not reflected in the Latest Balance Sheet or (ii) was not incurred in the ordinary course of business.

  9.4  Stockholder Approval, Agency Agreement.  No later than the Schedule
       --------------------------------------
Delivery Date, the Agent shall deliver (i) the Agency Agreement, which shall have been executed by each Stockholder, and (ii) evidence that holders of the Company Shares have duly ratified, authorized and approved this Agreement in accordance with the applicable provisions of the GCL. The Agent shall in good faith strive to have all the Company's stockholders become party to this Agreement and the Agency Agreement.

  9.5  Consents and Further Actions.  As soon as practicable, the Company will
       ----------------------------
commence to take all reasonable action required to obtain all governmental and third party consents, approvals and agreements necessary or desirable to authorize, approve or permit the full and complete consummation of the transactions contemplated by this Agreement. In addition, subject to the terms and conditions herein provided, Stockholders, the Company and Purchaser covenant and agree to use their best efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

  9.6  HSR Act.  The parties will as promptly as practicable, but in no event
       -------
later than seven business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and
                                                                      ---
the United States Department of Justice (the "DOJ") the notification and report
                                              ---
form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Company and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Company and Purchaser shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Company and Purchaser will use its best efforts to obtain as promptly as possible any clearance required under the HSR Act for the Merger. Without limiting the generality of the foregoing, Company and Purchaser agree to respond promptly and fully to all inquiries from the FTC and/or the DOJ as soon as practicable.

                                   ARTICLE X

                            COVENANTS AFTER CLOSING

  10.1 Books and Records.  Each of the parties hereto agrees that, so long as
       -----------------
any of the books, records or files of the Company remain in existence and are under its direct or indirect control, the other party shall have the right to inspect and to make copies (at its expense and upon reasonable notice to the other party) of the same at any time during business hours with respect to any tax matters or other audits and any litigation to which it is a party and which relates to its ownership of the Company, or for any similar proper purpose. Neither of the parties hereto will destroy, without first having offered to deliver to the other party, any of such books, records and files for a period of seven (7) years after the Closing Date.

  10.2 Liability for Products and Other Claims.  Except to the extent
       ---------------------------------------
specifically accrued for on the Latest Balance Sheet and except for matters which, had they arisen immediately prior to the Closing, would have been insured under one or more of the insurance policies carried by the Company immediately prior to Closing, the Agent shall assume on behalf of the Stockholders, and pay on behalf of the Surviving Corporation, all liabilities, costs and expenses resulting from or relating to (a) any claims, actions or proceedings relating to products manufactured or sold by the Company at any time on or prior to the Closing Date, and (b) any other claims, actions or proceedings of any nature pending or threatened against the Company at any time prior to the Closing, subject, in each case, to the limitations set forth in Section 10.7(c).

  10.3 Liability for Medical Claims and Workers Compensation. Except to the
       -----------------------------------------------------
extent specifically accrued for on the Latest Balance Sheet and except for matters which, had they arisen immediately prior to the Closing, would have been insured under one or more of the insurance policies carried by the Company immediately prior to Closing, the Agent shall assume on behalf of the Stockholders and pay on behalf of the Surviving Corporation, all obligations, duties and liabilities relating to any claims by employees or former employees (including dependents and spouses) of the Company for: (a) medical costs and expenses incurred as a result of claims, injuries, facts or conditions existing prior to the Closing and (b) costs, expenses and other liabilities under any workers' compensation laws, regulations, requirements or programs to the extent related to any claim arising from or alleged to arise from or in connection with any fact, event, claim, injury or condition existing prior to the Closing, subject, in each case, to the limitations set forth in Section 10.7(c). Notwithstanding the foregoing, the Surviving Corporation will continue to perform the administrative functions of processing after the Closing such medical and workers' compensation claims contemplated hereby. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

  10.4 Liability for Other Welfare Benefits.  Except to the extent specifically
       ------------------------------------
accrued for on the Latest Balance Sheet and except for matters which, had they arisen immediately prior to the Closing, would have been insured under one or more of the insurance policies carried by the Company immediately prior to Closing, the Agent shall assume on behalf of the Stockholders, and pay on behalf of the Surviving Corporation, all obligations, duties and liabilities relating to any claims for severance pay, vacation pay, death, disability or other welfare benefits payable as a result of facts, actions or conditions existing prior to the Closing, or which are provided to any person who is not an active employee (or a dependent thereof) of the Company immediately prior to the Closing, subject to the limitations set forth in Section 10.7(c).

  10.5 Liability for Environmental Matters.
       -----------------------------------

       (a) As of the Schedule Delivery Date, the Company shall prepare and deliver to Purchaser Schedule 7.26, which shall include and describe in detail all Known Environmental Liabilities, identifying in particular those Environmental Liabilities that the Company has reason to believe may cause the Surviving Corporation to incur out-of-pocket expenses. Within sixty (60) days after the Schedule Delivery Date the Parties shall negotiate in good faith, and document in a written agreement, an allocation of responsibility for all matters set forth therein, which allocation may be accomplished by means of an adjustment to the Merger Consideration, an indemnification agreement, or such other mechanism satisfactory to the parties. In the event that such allocation cannot be accomplished in a manner which is satisfactory to BWAY in its sole but reasonable discretion, BWAY shall have no obligation to consummate the transactions contemplated by this Agreement.

       (b) The Surviving Corporation shall assume and be solely responsible for, and shall unconditionally indemnify, protect and hold harmless the Stockholders from any and all claims, demands and causes of action arising from, all Post-Closing Environmental Liabilities and, effective as of the third anniversary of the Closing Date, all Unknown Environmental Liabilities of the Company that are not Discovered Liabilities.

       (c) The Agent, on behalf of the Stockholders, shall assume, and shall unconditionally indemnify, protect and hold harmless BWAY and the Surviving Corporation from any and all claims, demands and causes of action arising from, any Discovered Liabilities except for matters which, had they arisen immediately prior to the Closing, would have been insured under one or more of the insurance policies carried by the Company immediately prior to Closing.

       (d) The Agent, on behalf of the Stockholders shall assume and be responsible for, and shall unconditionally indemnify, protect and hold harmless BWAY and the Surviving Corporation from, any and all claims, demands and causes of action arising from, any Undisclosed Environmental Liabilities except for matters which, had they arisen immediately prior to the Closing, would have been insured under one or more of the insurance policies carried by the Company immediately prior to Closing.

       (e) Without limiting the generality of the foregoing, the Agent agrees, at no cost and expense to BWAY or the Surviving Corporation, to expeditiously take all action required to comply with the New Jersey Industrial Site Recovery Act ("ISRA"), to the extent applicable to the transactions contemplated by this
      ----
Agreement, which action shall include, as appropriate, posting and maintaining any financial assurance required, or taking any other action required, to enable the Closing of such transactions in advance of completing any environmental investigation or response action required pursuant to ISRA, but in no event shall Agent be required pursuant to the foregoing to expend more than $250,000 to comply with ISRA.

       (f) As used in this Section 10.5, the following terms shall have the following respective meanings:

       (i) "Discovered Liabilities" means any Environmental Liability about
            ----------------------
which the Surviving Corporation becomes aware prior to the third anniversary of the Closing Date that is neither a Known Environmental Liability nor a Post-Closing Environmental Liability.

       (ii) "Environmental Liability" means any obligation, duty, claim or
             -----------------------
liability which at any time interferes with or prevents continued compliance with, or gives rise to any common law, statutory or other liability under, any Environmental and Safety Requirement.

       (iii)      "Known Environmental Liability" means an  Environmental
                   -----------------------------
Liability relating to any fact, event or condition existing or threatened on or prior to the Closing Date, the factual basis for which is known to the Company as of the Closing Date and which is listed and described in reasonable detail on the Schedule 7.26.

       (iv) "Undisclosed Environmental Liability" means any Environmental
             -----------------------------------
Liability relating to any fact, event or condition occurring, existing or threatened on or prior to the Closing Date, the factual basis for which is known to the Company as of the Closing Date but which is not listed and described on the Schedule 7.26.

       (v) "Unknown Environmental Liability" means an Environmental Liability
            -------------------------------
relating to any fact, event or condition occurring, existing or threatened on or prior to the Closing Date, the factual basis for which is not known to the Company as of the Closing Date.

       (vi) "Post-Closing Environmental Liability" means any Environmental
             ------------------------------------
Liability pertaining to a facility or property owned or operated by the Surviving Corporation after the Closing Date and relating to any fact, event or condition first caused or first occurring as a result of the operation of the business of the Company by the Surviving Corporation after the Closing
Date.

  10.6 Tax Matters.
       -----------

       (a) The Agent shall have exclusive control and responsibility to file all federal, state or local tax returns or reports required to be filed by or on behalf of the Company for all taxable periods ending on or prior to the Closing Date. The Surviving Corporation shall have responsibility for filing all federal, state or local tax returns or reports required to be filed by or on behalf of the Company for all taxable periods ending after the Closing Date.
The parties shall cooperate fully in connection with the filing of such returns.

       (b) Agreements.  Any agreement between Stockholders and the Company
           ----------
regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated on and as of the Closing Date and after the Closing Date, the Surviving Corporation shall not be bound thereby or have any liability thereunder.

  10.7 Indemnification.
       ---------------

       (a) By Agent on behalf of Stockholders.   Subject to the limitations set
           ----------------------------------
forth in Section 10.7(c), Agent, on behalf of the Stockholders, shall indemnify, save and hold harmless BWAY and the Surviving Corporation and their respective employees, representatives, officers, directors and agents from and against any and all costs, losses (but not including consequential damages), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, which any such party may suffer, sustain or become subject to in connection with or arising out of or resulting from or incident to (i) any breach of any warranty, or the inaccuracy of any representation, or any breach of any covenant or agreement in Article VI or VII or in Section 9.1, made by Stockholders or the Company in or pursuant to this Agreement, (ii) any breach of any other covenant or agreement made by Stockholders or the Company in or pursuant to this Agreement, or (iii) any Tax relating to the conduct of the Company's business during the Pre-Closing Period, provided that the Stockholders shall not be liable for any amount of Taxes paid
- - --------
by the Company on or prior to the Closing Date or for any Tax to the extent a reserve (excluding any provisions for deferred income taxes)
or a payable for such Tax is reflected on the Closing Balance Sheet.  "Pre-
                                                                       ---
Closing Period" means any Tax period (or a portion thereof) of the Company
- - --------------
ending on or before the Closing Date.

       (b) By BWAY and Purchaser.  BWAY and Purchaser shall indemnify and save
           ---------------------
and hold harmless the Stockholders from and against any and all costs, losses (but not including consequential damages), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third party claims), including without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with or arising out of or resulting from or incident to (i) any breach of any or warranty, or the inaccuracy of any representation, made by BWAY or Purchaser in or pursuant to this Agreement, or
(ii) the breach of any other covenant or agreement made by Purchaser in or pursuant to this Agreement. Indemnification payments due under this Section 10.7(b) shall be payable in cash and BWAY stock, pro rata according to the relative proportion of each in the Merger Consideration; provided that if in the
                                                         --------
reasonable judgement of BWAY a material risk exists that a cash indemnity payment would cause the Reorganization to violate the continuity of shareholder interest requirement set forth in Treas. Reg. 1.368-1, then such payment will be made solely in the form of BWAY Stock having a Current Market Price at the date of such payment equivalent to the amount of cash that otherwise would have been due.

       (c) Limitations on Indemnification.
           ------------------------------

     (i) Subject to the last sentence of this Section 10.7(c)(i), the parties hereto agree that none of them shall be liable to the other pursuant to the indemnification provisions of Sections 10.7(a)(i) or (b)(i) or relating to the covenants set forth in Sections 10.2, 10.3, 10.4 and 10.5 unless it receives notice from the other party of its claim for indemnification hereunder within three (3) years after the Closing Date. The representations and warranties set forth in Sections 6.4 and 7.1 hereof shall survive the Closing indefinitely and the representations and warranties set forth in Section 7.28 hereof shall survive until the expiration of the applicable statute of limitations (as such may be tolled). Notwithstanding anything contained herein to the contrary, the above limitations on indemnification set forth in this Section 10.7(c)(i) will not be applicable to (A) any willful breach of any representation or warranty contained in or made pursuant to this Agreement, or (B) any breach of any covenant (other than the covenants set forth in Articles VI and VII and in Sections 9.1, 10.2, 10.3, 10.4 and 10.5 (other than 10.5(d), which shall survive indefinitely)) or other agreement contained in or made pursuant to this Agreement, each of such covenants and other agreements will survive the Closing indefinitely.

     (ii) The parties hereto further agree that, pursuant to claims for indemnification of the type referred to in Section 10.7(a)(i) or Section 10.7(b)(i) hereof, each of the parties shall only be liable to the other to the extent that the aggregate amount of such claims by such party for indemnification exceeds $100,000 in the aggregate.

     (iii) The parties hereto further agree that the aggregate liability of Agent on behalf of the Stockholders for any and all losses arising from indemnification claims under

Sections 10.2, 10.3, 10.4, 10.5 (other than 10.5(d), for which there is no limit), 10.7(a)(i) and (ii), and the aggregate liability of BWAY and Purchaser for any and all losses arising from indemnification claims under Sections 10.7(b)(i) and (ii) hereof, shall not exceed $5,000,000.

     (iv) The limitations on indemnification set forth in this Section 10.7(c)(ii) and (iii) will not be applicable to (A) any matter referred to in
Section 10.7(a)(iii), or (B) any willful breach of any representation or warranty contained in or made pursuant to this Agreement.

       (d) Defense of Claims.  Any party making a claim for indemnification
           -----------------
hereunder (an "Indemnitee") shall notify the indemnifying party (an
               ----------
"Indemnitor") of the claim in writing promptly after receiving written notice of
                        ----------
any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so
                                                --------
notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have harmed the Indemnitor. Any Indem nitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to Indemnitee's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel; provided, however, that prior to Indemnitor
                                --------
assuming control of such defense it shall first (i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim and that it will provide the full indemnification required hereunder to Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder, (ii) enter into an agreement with Indemnitee in form and substance satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability which may arise with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder, and (iii) furnish the Indemnitee with evidence which demonstrates that the Indemnitor shall satisfy any such liability; provided further, that:
                                                      ----------------

                (A) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, but the fees and expenses of such separate counsel shall be borne by Indemnitee. Notwithstanding the foregoing, the fees and expenses of such separate counsel incurred prior to the date the Indemnitor effectively assumes control of such defense shall be borne by the Indemnitor (but only to the extent that such fees and expenses are not attributable to Indemnitee's inexcusable delay in providing notice to Indemnitor);

                (B) The Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if, (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (B) Indemnitee reason ably believes an adverse determination with respect to the action lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be substantially detrimental or injurious to Indemnitee's reputation or future business prospects, (C) the claim seeks an injunction or equitable relief against Indemnitee or (D) upon petition by Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                (C) if the Indemnitor, with the consent of the Indemnitee, shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly unconditionally release Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

  10.8 Further Assurances.  After the Closing Date, the parties will take all
       ------------------
appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary to further carry out any of the provisions of this Agreement.

  10.9 Retention of BWAY Stock. No Stockholder may dispose of any of the BWAY
       -----------------------
Stock received in the Reorganization within [2] years of the Closing Date if such disposition would reduce the fair value of the BWAY Stock (with such fair value measured as of the Effective Time) retained by the Stockholders to an amount less than 50 percent of the fair value of the Company Shares held by such Stockholder immediately before the Effective Time, unless such Stockholder obtains an opinion of counsel reasonably satisfactory to BWAY that such transfer will not violate the continuity of shareholder interest requirement set forth in Treas. Reg. (S)1.368-1 under the Code. Any Stockholder wishing to dispose of any shares of BWAY Stock received in the Reorganization shall provide written notice to BWAY, not less than 20 business days prior to the intended date of disposition, specifying the number of shares of which such Stockholder proposes to dispose.

  10.10     Non-Competition and Non-Solicitation.
            ------------------------------------

       (a) If the transactions contemplated by this Agreement are consummated, Stockholders agree that, for a period of two (2) years after the Closing Date, neither they nor any of their Affiliates will directly or indirectly engage in, render services to, manage, control or participate in (as an officer, director, employee, security holder, consultant, proprietor, partner, agent or advisor) any business that provides or offers products or services that are competitive with, are similar to, or that may be used as substitutes for the products or services offered by the business of the Surviving Corporation as conducted by the Company immediately prior to the Closing Date, or have any interest, directly or indirectly, in any such business in the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont; provided that nothing herein will
                                        --------
prevent any Stockholder from owning in the aggregate not more than 5% of the outstanding stock of any class of a corporation which is publicly held, so long as such Stockholder has no participation in the management of such corporation.

       (b) Each Stockholder agrees that, for a period of two (2) years from the Closing Date, such Stockholder, (i) will not, and will use his best efforts not to permit such Stockholder's Affiliates, directly or indirectly, to contact, hire or solicit for the purpose of offering employment to (whether as an employee, consultant, agent, independent contractor or otherwise) any person employed by the Company at any time during the one year period preceding the Closing Date, without the prior written consent of the Surviving Corporation and
(ii) will not, directly or indirectly, induce or attempt to induce any customer or other business relation of the Surviving Corporation to cease or refrain from doing business with the Surviving Corporation or to purchase, lease or utilize products or services that are competitive with, are similar to, or that may be used as substitutes for any product or service offered by the Surviving Corporation. The term "indirectly" as used in this Section 5.16 is intended to
                        ----------
mean any acts authorized or directed by or on behalf of any Stockholder.


                                   ARTICLE XI

                                 MISCELLANEOUS

  11.1 Termination.
       -----------

       (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

       (i) by mutual consent of the Company and Purchaser;

      (ii) by the Company if the conditions precedent to Purchaser's obligations set forth in Article V (other than the condition set forth in Section 5.10) have been satisfied, if the Company is not in breach of any of its obligations hereunder and otherwise through no material fault of the Company or the Stockholders, the Closing shall not have occurred within 180 days after the date of this Agreement;

     (iii) by Purchaser if the conditions precedent to Company's obligations set forth in Article IV have been satisfied, if the Purchaser is not in breach of any of its obligations hereunder and, if through no material fault of Purchaser, the Closing shall not have occurred within 180 days after the date of this Agreement;

     (iv) by Purchaser if Purchaser is not satisfied with the results of its and its representative's business, legal, environmental, accounting and financial due diligence investigation and evaluation of the Company as set forth in Section 5.10 above;

     (v) by either party if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

   (vi) by either party hereto if, within 60 days following the Schedule Delivery Date, the parties hereto have not reached agreement with respect to the materiality of disclosures made in the Schedules hereto or have been unable to reach agreement with respect to an adjustment to the Merger Consideration pursuant to Section 9.3 hereof.

    (b) In the event of the termination of this Agreement by any party as above provided, this Agreement shall forthwith become void and no party shall have any liability hereunder, including any liability for damages, except pursuant to Sections 9.2 (with respect to confidentiality), 11.1(c) and (d) (with respect to expense reimbursement), 11.3 (with respect to dispute resolution) 11.7 (with respect to public announcements) and 11.6 (with respect to each party bearing its own expenses), the provisions of which shall survive any termination of this Agreement, and except for any willful breach by any party hereto of such party's representations, warranties or covenants which shall also survive the termination of this Agreement. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

       (c) If the Agreement is terminated by the Company pursuant to Section 11.1(a)(ii), (iv) or (vi) hereof and neither the Company nor the Agent are otherwise in breach of any obligation hereunder, (i) the Deposit (together with all interest accrued thereon) shall be released from the Deposit Escrow Account pursuant to the Deposit Escrow Agreement and delivered to the Company and (ii) Purchaser shall promptly pay an additional $275,000 to the Company to compensate it for the costs and expenses it has incurred in connection with pursuing the transactions contemplated hereby. Such payment shall constitute Stockholders' and Company's sole and exclusive remedy with respect to the termination of this Agreement pursuant to this Article XI unless Purchaser shall have made any material or willful breach of any of its representations, warranties or covenants set forth herein.

       (d) If the Agreement is terminated by Purchaser pursuant to Section 11.1(a)(iii) hereof and the Purchaser is not otherwise in breach of any obligation hereunder, (i) the Deposit (together with all interest accrued thereon) shall be released from the Deposit Escrow Account pursuant to the Deposit Escrow Agreement and delivered to the Purchaser and (ii) the Company shall promptly (upon receipt of a written detailed statement from Purchaser) deliver to Purchaser immediately available funds in an amount equal to Purchaser's out-of-pocket costs and expenses incurred in connec tion with pursuing the transactions contemplated hereby. Such expense reimbursement shall constitute Purchaser's sole and exclusive remedy with respect to the termination of this Agreement unless Stockholders shall have made any material or willful breach of any of its representations, warranties or covenants set forth herein.

  11.2 Survival of Representations and Warranties.  Each and every
       ------------------------------------------
representation, warranty, covenant and agreement contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall, subject to the limitations set forth in Section 10.7(c) hereof, survive the Closing Date and the consummation of the transactions contemplated hereby notwithstanding any investigation or inquiries made by or conducted on behalf of any party hereto.

  11.3 Dispute Resolution.
       ------------------

       (a) Negotiation.  In the event of any dispute or disagreement between the
           -----------
Company, Agent or any other Stockholder and BWAY or Purchaser as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each of whom has no direct operational responsibility for the matters contemplated by this Agreement
(the "Representatives").  The Representatives shall promptly meet in a good
      ---------------
faith effort to resolve the dispute. If the Representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, each of Purchaser and Agent (on its own behalf and on behalf of any other Stockholder) may exercise the remedies available to it under Section 11.3(b).

       (b) Arbitration.  Any controversy, dispute or claim arising out of or
           -----------
relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to Section 11.3(a), shall be settled exclusively by arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the Center for Public Resources (the "Institute") in
                                                               ---------
accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes (except as otherwise provided herein), by one independent and impartial arbitrator, mutually satisfactory to both Agent and Purchaser. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S) 1 et seq. The fees and expenses of the Institute and the arbitrator shall be
  -- ---
shared equally by the Purchaser and the Agent and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the
                  -------- ----
arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest to the prevailing party. The arbitrator shall determine the scope of permitted discovery. The arbitrator shall render its award within 90 days of the conclusion of the arbitration hearing. Notwithstanding anything to the contrary provided in this Section 11.3(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

  11.4 Assignment.
       ----------

       (a) This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and their respective successors and assigns, except as provided in subsections (b) and (c) below.

       (b) Neither the Company nor the Agent nor any Stockholder may assign any of its duties or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

       (c) Purchaser may assign its rights, duties and/or obligations hereunder in whole or in part (without the Company's, Agent's or any other Stockholder's consent); provided that prior to the Closing Date, Purchaser may not assign any
          --------
of its rights, duties or obligations hereunder in whole or in part without Agent's consent (which consent shall not be unreasonably withheld) except to its Affiliates or wholly-owned subsidiaries; further provided that any assignment
                                         ----------------
pursuant to this Section 11.4(c) shall not relieve the assignee of delivering to the Stockholders shares of BWAY Stock as the Stock Portion; and further provided
                                                                ----------------
that any assignment pursuant to this Section 11.4(c) shall be to a Person that is able to fulfill the obligations of BWAY and Purchaser as provided under this Agreement.

  11.5 Notices.  All notices and other communications hereunder shall be in
       -------
writing and shall be deemed to have been duly given if delivered personally or mailed, by certified or registered mail, return receipt requested, first class postage prepaid, or by Federal Express or some other reputable overnight carrier, to the parties at the following addresses:

If to the Company, addressed to:

       The Milton Can Company
       580 Division Street
       Elizabeth, New Jersey  07201
       Attention: James W. Milton

       If to Stockholders and Agent, addressed to:

       James W. Milton
       as Agent
       c/o The Milton Can Company
       580 Division Street
       Elizabeth, New Jersey  07201

       With a copy (which shall not
       constitute notice hereunder) to:

       Nutter, McClennen & Fish, LLP
       One International Place
       Boston, Massachusetts  02210
       Attention:  Mr. Gene A. Blumenreich


       If to Purchaser or BWAY, addressed to:

       BWAY Corporation
       8607 Roberts Drive
       Suite 250
       Atlanta, Georgia 30350
       Attention:  Mr. Warren J. Hayford

       With a copy (which shall not
       constitute notice hereunder) to:

       Kirkland & Ellis
       200 East Randolph Drive Suite 5700
       Chicago, Illinois 60601
       Attention: William S. Kirsch, P.C.

or to such other place and with such other copies as any party may designate by written notice to the other party.

  11.6 Expenses.  Except as otherwise provided in this Agreement, each party
       --------
hereto shall pay its own expenses, including attorneys', accountants' and brokerage fees, in connection with this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, provided that, no expenses incurred in connection with this Agreement,
        --------
the performance by any party hereunder or the transactions contemplated hereby shall be paid by the Company.

  11.7 Public Announcements.  No announcement, press release or disclosure of
       --------------------
the transactions contemplated by this Agreement will be made by either party without the consent of the other party, which consent may not be unreasonably withheld; provided that BWAY may make an announcement if, on advice of counsel and after notice to the Company, it is required to do so under relevant securities laws or NASDAQ rules. The parties understand that BWAY intends to make a public announcement after all parties hereto have executed this Agreement. Subject to the foregoing, the parties shall keep the subject matter of the transactions confidential until such time. The Company shall have a reasonable opportunity to comment upon any such release or announcement by BWAY in advance of its issuance.

  11.8  Entire Agreement.  This Agreement and the agreements referred to herein
        ----------------
supersede all prior discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, the Letter of Intent dated March 7, 1996 between BWAY and the Company), and this Agreement, including the schedules and exhibits hereto and other documents required to be delivered in connection herewith, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

  11.9  Waiver.  Any term or condition of this Agreement may be waived at any
        ------
time by the party which is entitled to the benefit thereof. To be effective, each such waiver shall be in writing, shall specifically refer to this Agreement and the term or condition being waived, and shall be executed by the President or any Vice President of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

  11.10 Amendment.  This Agreement may be modified or amended only in a writing
        ---------
duly executed by or on behalf of each of the parties hereto.

  11.11 Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  11.12  Invalid Provisions.  If any provision of this Agreement is held to
         ------------------
be illegal, invalid, or unenforceable under any present or future law, rule, or regulation,, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

  11.13     Headings, Gender, Etc.  The headings used in this Agreement have
            ----------------------
been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement, and
(d) each reference to the Company shall be a reference to any of its Affiliates and each representation, warranty, covenant and other agreement made herein shall be made by the Company and such Affiliates on a joint and several basis.

  11.14     Choice of Law.  This Agreement shall be construed, interpreted and
            -------------
the rights of the parties determined in accordance with the laws of the State of Illinois except with respect to matters of law concerning the internal corporate affairs of any corporation which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction of incorporation of such corporation shall govern.

                           *     *     *     *     *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.


                                      BWAY CORPORATION


                                      /s/ Warren Hayford
                                      ------------------------
                                      By:   Warren Hayford
                                      Title:  Chairman and Chief
                                           Executive Officer

                                      MILTON ACQUISITION CORP.


                                      /s/ Warren Hayford
                                      ------------------------
                                      By:  Warren Hayford
                                      Title:  President


                                      THE MILTON CAN COMPANY


                                      /s/ James W. Milton
                                      ------------------------
                                      By:  James W. Milton
                                      Title: President and Director


                                      /s/  James W. Milton
                                      ------------------------
                                      James W. Milton

     The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedules to the Merger Agreement to the Commission upon request (subject to any confidentiality request the Registrant may make at such time).

                                      67